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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Dun & Bradstreet Corporation
(Name of Registrant as Specified In Its Charter)

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LETTER FROM THE LEAD DIRECTOR

"Since launching our growth strategy, we have made great strides to modernize the business, respond to customer needs, and enhance shareholder value."	Dear Fellow Shareholders,

Since launching our growth strategy, we have made great strides to modernize the business, respond to customer needs, and enhance shareholder value. We have also made some important changes at the Board level, including appointing Bob Carrigan as Chairman of the Board. Bob has shown remarkable foresight and leadership as CEO and is well suited to serve in this additional role. Concurrent with Bob's appointment as Chairman, and in reviewing our governance practices and leadership structure, the Board has elevated the role of the lead director to ensure independent, objective oversight by the non-employee directors. We firmly believe these changes give the Company the right governance structure with the right leadership to continue to drive customer and shareholder value.

These changes, which were made in 2016, reflect the Board's continued focus on ensuring strong Board composition and corporate governance. To this end, eight of our ten Directors have joined our Board in the past several years, including two in 2015 and one in 2014. Consistent with our Nominating & Governance Committee Charter, we will continue to ensure that we have an appropriate balance of diversity, experience, tenure and expertise on the Board.

In the spirit of change, we'd be remiss not to thank Christopher Coughlin, who is retiring from the Board after serving out his term in May 2017, for his commitment and dedicated leadership as both a Board member and former Chairman. Chris provided invaluable stewardship and guidance through Dun & Bradstreet's transformation to a modern, customer-focused company. He leaves us with an indelible imprint on how a diverse and active Board should engage and work with a company's management team to deliver value. We deeply appreciate his contributions.

The Board is excited and encouraged by the progress that was made in 2016 executing our strategy for growth, and we thank Dun & Bradstreet's management team and employees for their continued dedication and commitment to the Company's past, present and future success.

I hope you will join us at the 2017 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation on Wednesday, May 10, 2017, at 8:00 a.m. at The Hilton Short Hills, 41 JFK Parkway, Short Hills, New Jersey.

On behalf of the Board of Directors, I sincerely thank you for your support of Dun & Bradstreet.

Sincerely,

Thomas J. Manning
Lead Director
The Dun & Bradstreet Corporation

Notice of 2017 Annual Meeting of Shareholders

         The 2017 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation (the "Company") will be held on Wednesday, May 10, 2017, at 8:00 a.m. at The Hilton Short Hills, 41 JFK Parkway, Short Hills, New Jersey. The purpose of the meeting is to:

  1.
  Elect nine directors to the Board of Directors, each to serve for a one-year term;

  2.
  Ratify the appointment of our independent registered public accounting firm for 2017;

  3.
  Obtain advisory approval of our executive compensation (Say on Pay);

  4.
  Hold a shareholder advisory vote on the frequency of Say on Pay voting; and

  5.
  Transact such other business as may properly come before the meeting. We know of no other business to be brought before the meeting at this time.

         Only shareholders of record at the close of business on March 15, 2017, will be entitled to vote at the meeting.

By Order of the Board of Directors,

Kristin R. Kaldor
 Corporate Secretary

Dated: March 28, 2017

         Pursuant to rules adopted by the U.S. Securities and Exchange Commission, we are once again providing to our shareholders access to our proxy materials over the Internet. We continue to believe that this e-proxy process allows us to provide our shareholders with the information they need while lowering printing and mailing costs, reducing the environmental impact of our Annual Meeting and more efficiently complying with our obligations under the securities laws. On or about March 28, 2017, we mailed to our beneficial shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2017 Proxy Statement and Annual Report and vote online. Registered shareholders will be furnished a printed copy of the 2017 Proxy Statement and Annual Report by mail, unless they have opted for e-proxy access over the Internet.

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to vote your shares as promptly as possible. In addition to voting in person, shareholders of record may vote via a toll-free telephone number or over the Internet as instructed in these materials. If you received the proxy statement by mail, you may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided. Please note that if your shares are held by a broker, bank or other holder of record and you wish to vote at the meeting, you must obtain a legal proxy from that record holder.

Please note that with the exception of Proposal No. 2, brokers may not vote your shares in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

Page
External Benchmarking	51
Executive Compensation Recoupment Policy	53
Employment Agreements	54
Tax Impact and Deductibility	54
REPORT OF THE COMPENSATION & BENEFITS COMMITTEE	55
SUMMARY COMPENSATION TABLE	56
GRANTS OF PLAN-BASED AWARDS TABLE	57
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE	59
OPTION EXERCISES AND STOCK VESTED TABLE	60
PENSION BENEFITS TABLE	62
NONQUALIFIED DEFERRED COMPENSATION TABLE	64
OVERVIEW OF CHANGE IN CONTROL, SEVERANCE AND OTHER ARRANGEMENTS	66
Change in Control	66
Severance Arrangements	66
Potential Post-Employment Compensation Table	67
GENERAL INFORMATION ABOUT THE MEETING	73
Annual Meeting Admission	73
Who Can Vote	73
How to Vote	73
Revocation of Proxies	74
Voting Shares in the Dun & Bradstreet Plans	74
List of Shareholders	74
Eliminating Duplicative Proxy Materials	75
Proxy Solicitation	75
Quorum and Voting Requirements	75
Shareholder Account Maintenance	76
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	77
OTHER MATTERS	77
INFORMATION CONTAINED IN THIS PROXY STATEMENT	77
SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING	77
SCHEDULE I — RECONCILIATION OF GAAP REVENUE TO AS ADJUSTED AND ORGANIC REVENUE AND THE EFFECT OF FOREIGN EXCHANGE ON AS ADJUSTED AND ORGANIC REVENUE GROWTH	79
SCHEDULE II — RECONCILIATION OF GAAP OPERATING INCOME TO AS ADJUSTED OPERATING INCOME	80
SCHEDULE III — RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DUN & BRADSTREET COMMON SHAREHOLDERS TO AS ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DUN & BRADSTREET COMMON SHAREHOLDERS	81
SCHEDULE IV — RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW	82

PROXY STATEMENT

INTRODUCTION

        The Board of Directors (Board) of The Dun & Bradstreet Corporation (which we may refer to as Dun & Bradstreet, we, our, or the Company) is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on May 10, 2017 (Annual Meeting). On or about March 28, 2017, we mailed to our beneficial holders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the proxy materials on the Internet and how to vote on the Internet and by telephone, and we mailed to our registered shareholders a printed copy of the proxy materials. If you received a Notice and would like to receive a printed copy of our proxy materials, free of charge, you should follow the instructions for requesting such materials included in the Notice. Please see the section titled "General Information About the Meeting" at the end of this proxy statement for more information about voting.

        Our principal executive offices are located at 103 JFK Parkway, Short Hills, New Jersey 07078-2708, and our main telephone number is 973-921-5500. Dun & Bradstreet is listed on the New York Stock Exchange (NYSE) with the ticker symbol DNB.

CORPORATE GOVERNANCE

Board of Directors

        Dun & Bradstreet's Board currently consists of ten members, all of whom are independent except for Robert P. Carrigan, our Chairman of the Board (Chairman) and Chief Executive Officer (CEO). The objective of our Board is to conduct our business activities so as to enhance shareholder value. Our Board believes that good corporate governance practices support successful business performance and thus the creation of shareholder value. To institutionalize the Board's view of governance, our Board has adopted Corporate Governance Principles. These principles, which were last reviewed in December 2016, cover Board composition and performance (e.g., director independence, qualification of directors, outside directorships and committee service, selection of director nominees, director orientation and continuing education), the relationship of the Board with senior management (e.g., attendance of non-directors at Board meetings and Board access to senior leadership), Board meetings, Board committees and management review (e.g., evaluation of the CEO and management succession).

        The Board has four standing committees: the Audit Committee, the Compensation & Benefits Committee (C&BC), the Innovation & Technology Committee (I&TC) and the Nominating & Governance Committee (N&GC). Each Board committee has its own charter setting forth its purpose and responsibilities, including, where applicable, those required by the NYSE listing standards. Each of the committees and their charters are described in more detail below.

        Our Corporate Governance Principles and the charters of each of our committees of the Board are available in the Investor Relations section of our website (http://investor.dnb.com).

        Leadership Structure of the Board. Our Board is currently led by Robert P. Carrigan, our Chairman and CEO. Mr. Carrigan was appointed Chairman of the Board on December 7, 2016, when our then-current Chairman of the Board, Christopher J. Coughlin, announced he would retire in May 2017 immediately prior to the Annual Meeting. The Board determined that it was appropriate to recombine our Chairman and CEO roles given Mr. Carrigan's leadership experience gained while serving as our CEO since October 2013. During that time, Mr. Carrigan modernized the brand, revitalized our Company culture, expanded the Company's addressable market and solutions roadmap, and through our strategy, he has begun to transform the Company to be more modern and relevant for our customers. Mr. Carrigan oversaw the integration of two acquisitions, Credibility Corp. and NetProspex, Inc., both of which were essential to the strategy. Our Board is confident Mr. Carrigan can lead both the Company and the Board at the same time, while serving the needs of both constituencies effectively. In connection with Mr. Coughlin's announced retirement, the Board has determined to decrease the Board size from ten members to nine members upon Mr. Coughlin's retirement.

        Our Board considers independent leadership to be critical for board effectiveness. Accordingly, the Company's Corporate Governance Principles provide that in the event the Chairman is not an independent director, the Board will appoint an independent Lead Director. On December 7, 2016, Thomas J. Manning was appointed Lead Director. On that same date, our Board approved revised Corporate Governance Principles that more clearly delineate enhanced duties and responsibilities of the Lead Director, which include (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-employee directors, (ii) providing feedback to the CEO after executive sessions of the non-employee directors, (iii) the authority to call a meeting of the non-employee directors at any time, (iv) leading the Board's annual evaluation of the CEO, (v) leading the process for the annual assessment of the performance and effectiveness of the Board and its committees pursuant to the procedures developed by the N&GC, (vi) approving Board meeting agendas and schedules after conferring with the Chairman of the Board, as appropriate, (vii) acting as liaison between the non-employee directors and the Chairman, and (viii) performing such other duties and responsibilities as the Board of Directors may determine.

        The Board's Role in Risk Oversight. The Board oversees the Company's risk profile and management's processes for assessing and managing risks, both as a full Board and through its committees. The Board reviews strategic risks. Risk oversight of non-strategic risks is delegated based upon the expertise of certain committees that periodically report risk oversight activities to the Board. Specifically, the Board has delegated to the Audit Committee, the N&GC, the C&BC and the I&TC, responsibilities related to risk oversight as described herein.

        The Audit Committee oversees the Company's major financial, legal, regulatory and compliance risk exposures. In addition, the Audit Committee oversees, and reviews with the internal auditors and management, the Company's enterprise risk management process, including the prioritization of the identified risks and management's mitigation plans. As part of the enterprise risk management process to identify and prioritize risks to the Company, management uses the Committee of Sponsoring Organizations of the Treadway Commission (COSO) framework for enterprise risk and control management, 2004 Enterprise Risk Management — Integrated Framework, which analyzes enterprise risks from the standpoint of a company's strategic, operational, compliance and financial reporting objectives, as well as Internal Control — Integrated Framework (2013), the framework for designing, implementing and assessing the effectiveness of internal control.

        Particular members of management provide updates to, or report to, the Audit Committee as follows:

  •
  The Chief Enterprise Risk & Audit Officer reports both to the Chief Financial Officer and the Chairman of the Audit Committee. On a quarterly basis, the Audit Committee reviews and discusses with the Chief Enterprise Risk & Audit Officer the Company's enterprise risk management activities, internal controls, internal audit plans and a periodic report of audit activities.

  •
  The Principal Accounting Officer and Corporate Controller reports to the Chief Financial Officer and discusses financial controls with the Audit Committee in his capacity as leader of the Company's Sarbanes-Oxley controls. On a quarterly basis, the Principal Accounting

    Officer and Corporate Controller reviews progress on financial control testing and mitigation of any identified control risks with the Audit Committee.

  •
  The Chief Compliance Officer reports to the Chief Legal Officer and provides updates (at least quarterly) to the Audit Committee on compliance risks and controls.

        In addition, at least quarterly, the Audit Committee meets in private sessions separately with each of the Chief Enterprise Risk & Audit Officer, the Chief Financial Officer and the Company's independent registered public accounting firm. Periodically, the Audit Committee also meets privately with the Principal Accounting Officer and Corporate Controller and the Chief Compliance Officer.

        The C&BC annually reviews with management the compensation policies and practices of the Company, including those applicable to non-executive officers, to determine the extent to which risks arising from the Company's compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The compensation related risk analysis considers the major components of compensation and compensation related policies at the Company and how each may impact risk taking activities by employees. The analysis is prepared by management and reviewed and agreed upon by an interdisciplinary management team comprised of senior leaders from finance, internal audit and enterprise risk, sales operations, legal, the people team and compensation. In addition, the C&BC's independent executive compensation consultant, Meridian Compensation Partners LLC (Meridian), as well as the Company's external legal counsel, review and provide feedback on the analysis. Based on this analysis, the C&BC agreed with management that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

        The I&TC periodically reviews with management the commercial risks of the Company's technology infrastructure and platforms, including marketplace and financial risks, information technology security risks and related cybersecurity risks. For example, management reviews with the I&TC the progress of the implementation of our technology investments.

        The N&GC may periodically review the Company's policies and programs related to (i) political actions and legislative affairs, (ii) employee health and safety, (iii) equal employment opportunity, and (iv) charitable contributions.

        Each of the Audit Committee, C&BC, I&TC and N&GC periodically reports to the Board on any such matters under review, as appropriate.

Independence of the Board and Committees

        Our Corporate Governance Principles require that at least two-thirds of the Board meet the criteria for independence established by the NYSE and applicable laws. After considering all relevant facts and circumstances, our Board has determined that each of its members except Robert P. Carrigan, our Chairman and CEO, is independent under the NYSE listing standards and applicable laws. Our Board has also determined that each member of the Audit Committee, the C&BC, the I&TC and the N&GC is independent under the NYSE listing standards and applicable laws (although I&TC member independence is not required because it is not a NYSE-required committee).

        Pursuant to NYSE rules, a director is not independent if the director is, or has been within the last three years, an employee of the Company. In addition, for a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with the Company (either directly or indirectly, such as a partner, shareholder or officer of an organization that has a relationship with the Company). Our Corporate Governance Principles set forth categorical standards to assist the Board in determining what constitutes a material relationship with the Company. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship. Our Corporate Governance Principles are available in the Investor Relations section of our website (http://investor.dnb.com).

Board Meetings

        Our Board held seven meetings in 2016, with no director attending fewer than 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served.

        The Corporate Secretary and the Chairman prepare the agenda for each Board meeting for the review and approval of the Lead Director and then distribute the agenda to the Board in advance of each meeting. Each Board member is encouraged to suggest items for inclusion on the agenda.

        Information and data that are important to the Board's understanding of the business and of scheduled agenda items are distributed sufficiently in advance of each Board meeting to give the directors a reasonable opportunity for review.

        Our non-employee directors meet in regularly scheduled executive sessions without members of management. Our previous Chairman, Christopher J. Coughlin, presided over executive sessions of the Board during 2016. Mr. Coughlin served as the Chairman from October 2013 until December 7, 2016 when Robert P. Carrigan, our CEO, was appointed Chairman and Thomas J. Manning was appointed our Lead Director. Prior to that, Mr. Coughlin served as our Lead Director from August 2010 to October 2013. The non-employee directors held six executive sessions of the Board in 2016. More information relating to Mr. Manning's responsibilities as Lead Director can be found under the "Leadership Structure of the Board" section of this proxy statement.

Committees and Meetings

        The table below provides the current membership information and number of meetings for each of the Audit Committee, C&BC, I&TC and N&GC.

Name	Audit		Compensation & Benefits		Innovation & Technology		Nominating & Governance
Christopher J. Coughlin			X				X
Cindy Christy			X		X
L. Gordon Crovitz					X		X
James N. Fernandez	X	*					X
Paul R. Garcia	X		X	*
Anastassia Lauterbach					X	*	X
Thomas J. Manning (Lead Director)	X				X		X	*
Randall D. Mott	X				X
Judith A. Reinsdorf	X		X
Committee Meetings held in 2016	4		4		3		4

*
Committee Chair.    Mr. Manning became Chair of the N&GC on December 7, 2016, succeeding Mr. Coughlin.

        The Audit Committee. Under the terms of its charter, the Audit Committee's primary function is to appoint annually the independent registered public accounting firm and to assist the Board in the oversight of:

  •
  the integrity of our financial statements and internal controls over financial reporting;

  •
  the independent registered public accounting firm's qualifications and independence;

  •
  the performance of our internal audit function and independent registered public accounting firm; and

  •
  our compliance with legal and regulatory requirements.

        The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable plans, laws or regulations (including NYSE listing standards), to any other body, individual or management. A copy of the Audit Committee's charter can be found in the Investor Relations section of our website (http://investor.dnb.com). The Report of the Audit Committee can be found under the "Audit Committee Information" section of this proxy statement.

        Our Board has reviewed the qualifications and experience of each of the Audit Committee members and determined that all members of the Audit Committee are "financially literate" as required by the NYSE listing standards.

        Our Board has also determined that James N. Fernandez qualifies as an "audit committee financial expert" as that term has been defined by the rules of the SEC and has "accounting or related financial management expertise" within the meaning of the NYSE listing standards.

        The Compensation & Benefits Committee. Under the terms of its charter, the primary function of the C&BC is to discharge the Board's responsibilities relating to compensation of our CEO and our other executive officers. Among other things, the C&BC:

  •
  evaluates the CEO's performance and reviews with the CEO the performance of other executive officers;

  •
  establishes, reviews, approves and revises our plans, policies, programs, arrangements and procedures for compensating our executive officers;

  •
  has oversight responsibility for the administration of our employee benefit plans, policies, programs, arrangements and procedures for compensating our executive officers, excluding those that are tax-qualified retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended;

  •
  recommends to the Board for approval the adoption, rescission and amendment of all cash incentive compensation and equity-based incentive plans in which executive officers participate, as well as all other equity-based plans that require the approval of shareholders or as otherwise required by law;

  •
  oversees the evaluation of management, including CEO succession planning and management development;

  •
  administers our equity-based plans and cash incentive plans that specifically provide for administration by the C&BC; and

  •
  reviews the non-employee director compensation program, recommending any changes to the Board for approval.

        The C&BC may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable plans, laws or regulations (including NYSE listing standards), to any other body, individual or management. A copy of the C&BC charter can be found in the Investor Relations section of our website (http://investor.dnb.com).

        The C&BC has appointed two committees comprised of employees of the Company to perform certain settlor, fiduciary and administrative responsibilities for our employee benefit plans, provided such actions do not impact the compensation of the executive officers of the Company for whom the C&BC has direct responsibility. The two committees are:

  •
  Plan Benefits Committee (PBC):  The PBC has settlor powers with respect to employee benefit plan design changes, except that the PBC cannot take any action with respect to an employee benefit plan or create or terminate an employee benefit plan if it would result in an annual financial impact to the Company of greater than $1 million. In addition, the PBC does not have authority to take any actions that are solely within the province of the Plan Administration Committee. The PBC does not have responsibility for any aspect of the Company's tax-qualified retirement plans. That responsibility resides with management.

  •
  Plan Administration Committee (PAC):  The PAC has fiduciary and administrative powers under the employee benefit plans, with the exception that the PAC does not have responsibility for any aspect of the Company's tax-qualified retirement plans.

        The C&BC has also delegated to our CEO the authority to make limited grants under our equity-based compensation plans to non-executive officers. A detailed description of our processes and procedures for the determination of compensation for our executive officers and directors, including the role of the C&BC, our independent compensation consultant and our CEO in determining or recommending the amount or form of compensation, is included in the "Compensation Discussion & Analysis" section of this proxy statement.

        In addition to the independence standards described above, in determining the composition of the C&BC, our Board considered all factors specifically relevant to determining whether each member of the C&BC has a relationship to Dun & Bradstreet that is material to the director's ability to be independent from management, including (i) the source of the director's compensation, including any consulting, advisory or other compensatory fees paid by us, and (ii) whether the director has an affiliate relationship with Dun & Bradstreet, one of our subsidiaries or an affiliate of a subsidiary. The Board concluded that no member of the C&BC has a relationship that would impair a director's ability to make independent judgments about the Company's executive compensation.

        The C&BC has retained the services of an independent compensation consultant. The mandate to the consultant is to work for the C&BC in connection with its review of executive and non-employee director compensation practices, including the competitiveness of executive pay levels, executive incentive design issues, market trends in executive compensation and technical considerations. The nature and scope of services rendered by the consultant on the C&BC's behalf are described below:

  •
  competitive market pay analyses for executive positions, non-employee director pay studies, proxy data studies, dilution analyses, and market trends in executive and non-employee director compensation;

  •
  pay for performance analyses and commentary on risk in the Company's executive pay programs;

  •
  ongoing support with regard to the latest relevant regulatory, governance, technical, and/or financial considerations impacting executive compensation and benefit programs;

  •
  assistance with the design of executive compensation or benefit programs, as needed; and

  •
  preparation for and attendance at C&BC and selected management or Board meetings.

        The C&BC's independent compensation consultant is Meridian. Meridian's services to the Company are limited to advising the C&BC with respect to executive officer and non-employee director compensation. The C&BC reviews and evaluates the independence of its consultant each year and has the final authority to hire and terminate the consultant. In considering Meridian's independence, the C&BC reviewed numerous factors relating to Meridian and the individuals actually providing services to Dun & Bradstreet, including those required by the SEC and the NYSE. Based on a review of these factors, the C&BC has determined that (i) Meridian is independent and (ii) Meridian's engagement presents no conflicts of interest.

        The Innovation & Technology Committee. Under the terms of its charter, the primary function of the I&TC is to review our approach to information technology and innovation, including:

  •
  the information technology platforms required to enable customer-centric innovation, cost-effective organic growth and competitive advantage with respect to M&A opportunities;

  •
  the process and approach required to drive product innovation such as customer research, design and product development to enable customer success;

  •
  advising the innovation and technology senior management team as may be needed in connection with the I&TC's duties and responsibilities outlined above; and

  •
  assisting the Board in fulfilling its oversight responsibilities regarding the Company's information technology and innovation.

        In addition, the I&TC reviews with management the risks of the Company's technology infrastructure and platforms, including marketplace and financial risks, information technology security risks and related cybersecurity risks. The I&TC may, in its discretion, also delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable laws or regulations, to any other body, individual or management. A copy of the I&TC charter can be found in the Investor Relations section of our website (http://investor.dnb.com).

        The Nominating & Governance Committee. Under the terms of its charter, the N&GC's primary responsibilities include:

  •
  identifying individuals qualified to become Board members;

  •
  recommending candidates to fill Board vacancies and newly created director positions;

  •
  recommending whether incumbent directors should be nominated for re-election to the Board upon expiration of their terms;

  •
  developing and recommending to the Board a set of corporate governance principles applicable to the Board; and

  •
  overseeing the evaluation of the Board.

        The N&GC may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable laws or regulations (including NYSE listing standards), to any other body, individual or management. A copy of the N&GC charter can be found in the Investor Relations section of our website (http://investor.dnb.com).

        In accordance with our Corporate Governance Principles and the N&GC charter, the N&GC oversees the entire process of selection and nomination of Board nominees, including screening candidates for directorships in accordance with the Board-approved criteria described below. The N&GC, with input from the Chairman of the Board, will identify individuals believed to be qualified to become Board members. The N&GC solicits candidates from its current directors and, if deemed appropriate, retains for a fee, one or more third party search firms to identify and help evaluate candidates. The N&GC will recommend candidates to the Board to fill new or vacant positions based on such factors as it deems appropriate, including independence, potential conflicts of interest (including any affiliation with an entity that competes or appears to compete with the Company), professional experience, personal character, integrity, diversity, outside commitments (e.g., service on other boards) and particular areas of expertise—all within the context of the needs of the Board. The N&GC does not use a formula for these factors, including diversity, but instead applies its judgment based on the needs of the Company.

        The N&GC will also consider director nominees proposed by our shareholders. Any shareholder wishing to propose a future nominee for consideration by the N&GC may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in our by-laws and summarized under the "Shareholder Proposals for the 2018 Annual Meeting" section of this proxy statement. The N&GC uses the same criteria described above to evaluate nominees proposed by our shareholders.

        No individuals were proposed for nomination by any shareholders in connection with the 2017 Annual Meeting of Shareholders.

Communications with the Board and Audit Committee

        We have a process in place that permits shareholders and other interested persons to communicate with our Board through its Lead Director, Thomas J. Manning, and with the Audit Committee through its Chairman, James N. Fernandez. To report complaints about our accounting, internal accounting controls or auditing matters, shareholders and other interested persons should write to the Dun & Bradstreet Audit Committee Chairman, care of our third party compliance vendor, at: AlertLine,

NAVEX Global, Inc., 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. To report all other concerns to the non-employee directors, shareholders and other interested persons should write to the Lead Director, care of AlertLine, NAVEX Global, Inc., at the address noted above. Communications that are not specifically addressed as indicated above will be provided to the Lead Director. Concerns can be reported anonymously by not including a name and/or contact information, or confidentially by marking the envelope containing the communication as "Confidential." All communications received by AlertLine will be sent first to our internal compliance officer, who will forward them on to the applicable director after review. The compliance officer will not forward non-substantive communications that are unrelated to the duties and responsibilities of the Board, such as: spam, business solicitations or advertisements, resumes, product-related inquiries, junk mail or mass mailings, service complaints or inquiries, personal grievances, any threatening or hostile communications or similarly unsuitable communications. As appropriate, such items may be redirected to internal management for investigation, resolution and/or response. These instructions can also be found in the Corporate Governance information maintained in the Investor Relations section of our website (http://investor.dnb.com). On a quarterly basis we provide a summary to the N&GC of all matters that have been received by Messrs. Manning and Fernandez through the above process.

Attendance at Annual Meetings

        We expect directors to be available to attend our Annual Meeting. All of our directors, except for Cindy Christy, attended our 2016 Annual Meeting of Shareholders.

Service on Multiple Audit Committees

        Our Corporate Governance Principles prohibit our Audit Committee members from serving as members of more than two other public company audit committees without the Board's approval. Any determination by the Board approving of service on more than two other public company audit committees will be disclosed in our annual proxy statement. No Audit Committee member currently serves on the audit committee of more than two other public companies.

Related Persons Transactions and Approval Policy

        Our Board recognizes that related persons transactions present a heightened risk of conflicts of interest and therefore has adopted a written policy to be followed in connection with all related persons transactions involving Dun & Bradstreet.

        Under this policy, the Board has delegated to the N&GC the responsibility for reviewing and approving certain related persons transactions in excess of $120,000, in which the related person may have a direct or indirect material interest. The Board has empowered the Corporate Secretary to review all related persons transactions in excess of $120,000 and to present to the N&GC for approval those transactions in which the related person is reasonably likely to have a direct or indirect material interest. For purposes of this policy, a transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. In addition, a related person is any holder of 5% or more of voting securities of the Company, or any director, nominee for director or executive officer of the Company or their immediate family members.

        In approving related persons transactions, the N&GC is required to determine whether each related persons transaction referred to the N&GC was the product of fair dealing and whether it was fair to Dun & Bradstreet.

        Under this policy, we review our records and make inquiries of our directors and executive officers to identify any related persons transactions. We search our books and records for any related persons transactions that involve amounts, individually or in the aggregate, that exceed $120,000.

        The N&GC did not review any related persons transactions pursuant to the policy during 2016.

Promoters and Control Persons

        There are no reportable transactions pursuant to this requirement.

Compensation Committee Interlocks and Insider Participation

        None of the members of our C&BC are, or have been, an employee or officer of Dun & Bradstreet. During fiscal year 2016, no member of our C&BC had any relationship with Dun & Bradstreet requiring disclosure under Item 404 of Regulation S-K, the SEC rule regarding disclosure of related persons transactions. During fiscal year 2016, none of our executive officers served on the compensation committee or equivalent or board of directors of another entity whose executive officer(s) served as a director of Dun & Bradstreet or as a member of our C&BC.

Code of Conduct

        We have adopted a Code of Conduct that applies to all of our directors, officers and employees (including our CEO, Chief Financial Officer, and Principal Accounting Officer and Corporate Controller) and have posted the Code of Conduct in the Investor Relations section of our website (http://investor.dnb.com). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K, if any, relating to amendments to or waivers from any provision of our Code of Conduct applicable to our CEO, Chief Financial Officer, and Principal Accounting Officer and Corporate Controller by posting this information on our website.

COMPENSATION OF DIRECTORS

Overview of Non-employee Director Compensation

        For 2016, our non-employee directors' total compensation program consisted of both cash and equity-based compensation awards as follows:

  •
  Annual board cash retainer of $70,000;

  •
  Additional annual cash retainer for each Committee Chair of $20,000;

  •
  Additional annual cash retainer of $100,000 for the Non-executive Chairman;

  •
  Additional annual cash retainer of $50,000 for the Lead Director (a Board position in effect as of December 7, 2016); and

  •
  Annual grant of restricted stock units, or RSUs, with a value of approximately $120,000.

        Cash compensation was paid in semi-annual installments in 2016. No separate fees are paid for attendance at Board or Committee meetings. The RSU grant is made on the date of the Annual Meeting of Shareholders.

        In addition, non-employee directors may elect to defer all or a portion of their annual cash retainer(s) into our Non-employee Directors' Deferred Compensation Plan. Directors who defer their cash retainers into the Dun & Bradstreet Common Stock Fund under the plan receive a 10% premium payment credited to their account. This premium as well as the base deferral amount must remain invested in the Dun & Bradstreet Common Stock Fund for a period of at least three years from the date these amounts are initially credited to the non-employee director's account. Receipt of RSU awards may also be voluntarily deferred such that the delivery of the underlying shares is the date of separation from service. RSUs are credited with dividend equivalent units while deferred.

        Prior to January 2017, upon joining the Board, each new non-employee director also received a one-time stock option grant with a grant date fair market value of approximately $35,000. In December 2016, the C&BC reviewed the current non-employee director compensation program, as well as the compensation for directors at our peer companies, and recommended, effective January 2017, an increase to the annual cash retainer and annual equity grant of $15,000 each, and determined that the one-time stock option grant will no longer be part of a new non-employee director's compensation. Prior to this, there had been no increase in our non-employee directors' compensation since 2011.

        Each new non-employee director receives a pro rata allocation of the components of the total compensation program as described above as of their appointment date. All non-employee directors are also provided with the following benefits:

  •
  Reimbursement for reasonable Company-related travel;

  •
  Director continuing education and other expenses;

  •
  Travel accident insurance when traveling on Company business;

  •
  Personal liability insurance; and

  •
  Participation in our charitable matching gift program of up to $4,000 per calendar year.

        Only non-employee directors receive compensation for serving on the Board. A director who is also an employee of the Company receives no additional compensation for serving as a director.

Stock Ownership Guidelines

        Non-employee directors are required to hold an aggregate value of shares equal to five times the annual board cash retainer received by directors under the total compensation program, which is intended to be achieved within five years and thereafter maintained. Shares counted towards stock ownership include (i) shares owned outright, (ii) deferred shares, (iii) Restricted Stock Units, (iv) shares held in the Dun & Bradstreet Common Stock Fund, (v) 50% of vested and exercisable options, and (vi) such other form of equity compensation as may be received by directors from time to time under the total compensation program.

        The following table summarizes the compensation paid to our non-employee directors in 2016:

Non-employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)(5)(6)	Total ($)
Thomas J. Manning	74,781	119,950	10,416	205,147
Lead Director
Cindy Christy	70,000	119,950	12,479	202,429
Christopher J. Coughlin	190,000	119,950	53,091	363,041
L. Gordon Crovitz	70,000	119,950	5,202	195,152
James N. Fernandez	90,000	119,950	40,061	250,011
Paul R. Garcia	90,000	119,950	5,989	215,939
Anastassia Lauterbach	90,000	119,950	2,505	212,455
Randall D. Mott	70,000	119,950	1,986	191,936
Judith A. Reinsdorf	70,000	119,950	10,416	200,366

(1)
In addition to the $70,000 annual cash retainer for each non-employee director, the following non-employee directors earned additional fees for serving as Chairman of the Board, Lead Director (as of December 7, 2016) or as a Committee Chair: Mr. Coughlin—$120,000 (includes $20,000 for serving as Chair of the N&GC and $100,000 for serving as non-executive Chairman of the Board); Mr. Fernandez—$20,000 (for serving as Chair of the Audit Committee); Mr. Garcia—$20,000 (for serving as Chair of the C&BC); Ms. Lauterbach—$20,000 (for serving as Chair of the I&TC) and Mr. Manning—$4,781 (includes $1,366 for pro rata service as Chair of the N&GC and $3,415 for pro rata service as Lead Director).

(2)
Amounts shown represent the aggregate grant date fair value as calculated under generally accepted accounting principles in the United States of America (GAAP), without regard to forfeiture assumptions. For more information on how we value stock-based awards (including all assumptions made in such valuation), refer to "Note 11 Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The amounts shown cannot be considered predictions of future value. These assumptions may or may not be fulfilled.

(3)
The annual equity grants were reviewed by the C&BC and were made on the date of the Annual Meeting of Shareholders. Each non-employee director was granted 1,087 RSUs on May 4, 2016. The number of RSUs is based on the mean of the high and low trading prices of our common stock on the date of grant.

On May 4, 2016, the per share grant date fair value was $110.35. Therefore, excluding dividend equivalent units, the total full fair value for RSUs granted to each non-employee director in 2016 was approximately $119,950. These RSUs vest in full on the earlier of (i) immediately prior to the next year's Annual Meeting of Shareholders or (ii) the director's separation from service with the Board due to death or disability, and are payable in shares of our common stock as of the separation from service date. If the director separates from service with the Board due to retirement, the award is prorated and payable in shares of our common stock as of the retirement date. Directors are credited with dividend equivalent units with respect to the RSUs prior to settlement.

(4)
Three non-employee directors, Messrs. Coughlin and Fernandez and Ms. Christy, elected to defer all of their 2016 cash retainers into the Dun & Bradstreet Common Stock Fund under our Non-employee Directors' Deferred Compensation Plan. The directors received a 10% premium on such deferred amounts, which was credited as an additional deferral under the Dun & Bradstreet Common Stock Fund. The amounts shown include this 10% premium as follows: Mr. Coughlin—$19,000, Mr. Fernandez—$9,000 and Ms. Christy—$7,000.

(5)
The amount shown for Messrs. Coughlin and Manning and Ms. Reinsdorf includes a matching gift of $4,000 and for Ms. Christy includes a matching gift of $2,500, made pursuant to the Dun & Bradstreet Corporate Giving Program available to all of our employees and directors.

(6)
The amounts shown include the value of the dividend equivalent units credited in 2016. The Company paid a quarterly dividend of $0.4825 per share. The value of all dividend equivalent units equals the number of RSUs as of the record date multiplied by the quarterly dividend. The resulting value is then divided by the fair market value of our common stock on the dividend payment date to arrive at the number of dividend equivalent units to be credited. Dividend equivalent units vest in full when the restrictions on the corresponding RSUs lapse. In 2016, the total value of all dividend equivalent units credited to our non-employee directors was: Mr. Manning—$6,416; Ms. Christy—$2,979; Mr. Coughlin—$30,091; Mr. Crovitz—$5,202; Mr. Fernandez—$31,061; Mr. Garcia—$5,989; Ms. Lauterbach—$2,505; Mr. Mott—$1,986; and Ms. Reinsdorf—$6,416.

        As of December 31, 2016, the aggregate number of stock awards (including units held in the Dun & Bradstreet Common Stock Fund under our Non-employee Directors' Deferred Compensation Plan) and stock options outstanding for each non-employee director was as follows:

Equity Awards Outstanding as of December 31, 2016

Name	Stock Awards (#)	Option Awards (#)
Thomas J. Manning Lead Director	3,182	1,387
Cindy Christy	1,801	1,170
Christopher J. Coughlin	14,447	4,676
L. Gordon Crovitz	2,919	1,340
James N. Fernandez	14,877	4,676
Paul R. Garcia	3,265	1,788
Anastassia Lauterbach	1,087	1,134
Randall D. Mott	1,087	1,143
Judith A. Reinsdorf	3,182	1,387

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee

        The Board has determined that each member of the Audit Committee is "independent" within the meaning of the SEC regulations and the NYSE listing standards. The Audit Committee is directly responsible for the appointment, fees, retention and oversight of our independent registered public accounting firm. Management has the primary responsibility for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles in the United States of America (GAAP), applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion as to the conformity of such financial statements with GAAP and the effectiveness of internal control over financial reporting. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.

        Management has represented to the Audit Committee that our financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm in the course of performing its oversight role.

        The Audit Committee has reviewed and discussed with management and our independent registered public accountant, PricewaterhouseCoopers LLP, the Company's Annual Report on Form 10-K, which includes the Company's audited consolidated financial statements for the year ended December 31, 2016.

        The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board.

        In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence from the Company and management.

        The Audit Committee met periodically with the Chief Enterprise Risk & Audit Officer, Principal Accounting Officer and Corporate Controller, Chief Financial Officer, Chief Compliance Officer and the independent registered public accounting firm to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Audit Committee

James N. Fernandez, Chairman
Paul R. Garcia
Thomas J. Manning
Randall D. Mott
Judith A. Reinsdorf

February 22, 2017

Audit Committee Pre-approval Policy

        The Audit Committee of the Board has adopted an Audit Committee Pre-approval Policy. In accordance with this policy, the independent registered public accounting firm may not provide certain prohibited services. In addition, the Audit Committee must pre-approve the engagement terms and fees, and any changes to those terms and fees, of all audit and non-audit services performed by PricewaterhouseCoopers LLP. All pre-approval requests submitted to the Audit Committee are required to be accompanied by backup documentation and a view from PricewaterhouseCoopers LLP and our Chief Financial Officer that the services will not impair the independent registered public accounting firm's independence. The policy does not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee has delegated its pre-approval authority to the Audit Committee Chairman or his delegate, subject to an overall limit of $100,000 in new services. Pre-approvals by the delegated member or members must be reported to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm

        The aggregate fees billed to us by PricewaterhouseCoopers LLP for the last two fiscal years are as follows:

	Fiscal Year Ended December 31,
	2016	2015
	(In thousands)
Audit Fees (1)	$4,766	$5,090
Audit Related Fees (2)	646	374
Tax Fees (3)	226	272
All Other Fees	136	15

Total Fees	$5,774	$5,751

(1)
Consists primarily of professional fees for services provided in connection with the audit of our financial statements, review of our quarterly financial statements, the audit of the effectiveness of internal control over financial reporting with the objective of obtaining reasonable assurance as to whether effective internal control over financial reporting was maintained in all material respects, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings. Audit fees for the years ended December 31, 2016 and December 31, 2015 include separately approved projects in the amount of $305,000 and $597,000, respectively, related to the integrated audit. The higher fees in 2015 were primarily a result of additional work related to merger and acquisition activities.

(2)
Consists primarily of fees for audits of our employee benefit plans and services related to the implementation of Accounting Standards Update No. 2014-09 "Revenue from Contracts with Customers."

(3)
Consists primarily of foreign tax planning and assistance in the preparation and review of our foreign income tax returns, and services in connection with the review of certain compensation-related disclosures in our proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Upon recommendation of the N&GC, the Board has nominated the following nine individuals for election as directors for a one-year term expiring at the 2018 Annual Meeting of Shareholders: Robert P. Carrigan, Cindy Christy, L. Gordon Crovitz, James N. Fernandez, Paul R. Garcia, Anastassia Lauterbach, Thomas J. Manning, Randall D. Mott and Judith A. Reinsdorf (Nominees). Each Nominee currently serves as a director. Our current director, Christopher J. Coughlin, will retire from the Board immediately prior to the Annual Meeting of Shareholders and, as a result, the Board has determined to decrease the Board size from ten members to nine members immediately upon Mr. Coughlin's retirement.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF OUR NOMINEES.

Robert P. Carrigan
Chairman of the Board and Chief Executive Officer
The Dun & Bradstreet Corporation

Mr. Carrigan, age 51, has served as our Chairman of the Board since December 7, 2016, and as our Chief Executive Officer since October 2013. He also served as our President from October 2013 until November 2015. Prior to that, Mr. Carrigan served as Chief Executive Officer of IDG Communications, Inc., a leading technology media, events and research company, from April 2008 until September 2013, where he led the company's media operations, including online, print and events in 90 countries. Under Mr. Carrigan's leadership, IDG Communications transformed from a print publisher to a leading digital media company and the worldwide leader in the technology event and media space. Prior to becoming Chief Executive Officer of IDG Communications, Mr. Carrigan held senior leadership roles of increasing responsibility, including President of IDG Communications US from April 2005 until March 2008 and Chief Executive Officer, President and Publisher of Computerworld from May 2003 until April 2005. Previously, Mr. Carrigan spent four years at America Online, Inc., where he was Senior Vice President in the Interactive Marketing Group from April 1999 to March 2003. He has not served as a director of any other public company in the last five years.

In assessing Mr. Carrigan's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered his experience at IDG Communications, including his demonstrated strategic leadership and his ability to leverage a company's core strengths and assets to transform a company's innovative positioning. The Board also values Mr. Carrigan's traditional corporate operational and leadership experience gained during his role as Chief Executive Officer of IDG Communications, including his marketing experience and his understanding of information technology and product innovation using mobile and social media platforms to enhance a company's presence and positioning. The Board also believes the risk management, public company, mergers and acquisitions and strategic planning experience Mr. Carrigan gained while serving as our Chief Executive Officer will continue to serve the Board well.

Cindy Christy
President and Chief Operating Officer
Asurion Corporation

Cindy Christy, age 51, has served as a director of Dun & Bradstreet since August 2015, and is a member of the Compensation & Benefits Committee and the Innovation & Technology Committee. Ms. Christy is currently the President and Chief Operating Officer of Asurion Corporation, where she has served in that role since September 2014. Prior to that, Ms. Christy was Asurion Corporation's President, Americas from December 2012 to September 2014 and President, Sales, Marketing and Product Management from November 2008 to December 2012. Prior to joining Asurion Corporation, Ms. Christy held several executive positions with Alcatel-Lucent (and predecessor entity, Lucent Technologies) from 1996 through 2008, including President and Chief Executive Officer of the Americas Region from January 2008 to October 2008, President and Chief Executive Officer, North America, from December 2006 to December 2007, President of Lucent Technologies' Network Solutions Group from April 2005 to December 2006, and President of Lucent Technologies' Mobility Solutions Group from March 2004 to April 2005. Cindy began her career with AT&T in 1988, where she held several leadership positions in marketing and product management. Ms. Christy currently serves on the board of Crown Castle International Corporation and has not served as a director of any other public company in the last five years.

In assessing Ms. Christy's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered her vast knowledge of telecommunications technologies and related emerging technological trends, coupled with global product, supply chain management and information technology expertise. In addition, the Board also values the variety of executive management positions Ms. Christy has held over her more than 25-year career which has equipped her with strategic management capability, global business insight, risk management capability, mergers and acquisitions and public company experience.

L. Gordon Crovitz
Partner, NextNews Ventures

L. Gordon Crovitz, age 58, has served as a director of Dun & Bradstreet since July 2014, and is a member of the Nominating & Governance Committee and Innovation & Technology Committee. Beginning in September 2016, Mr. Crovitz assumed the position of interim Chief Executive Officer of Houghton Mifflin Harcourt, a global learning company specializing in education solutions across a variety of media, while the company conducted a search for and transitions in a new CEO. The former Publisher of The Wall Street Journal and Executive Vice President of Dow Jones and President of its Consumer Media Group, Mr. Crovitz has been active in digital media since the early 1990s. Mr. Crovitz is a partner in NextNews Ventures. Mr. Crovitz co-founded Journalism Online, LLC, a provider of e-commerce solutions for publishers, in April 2009. From 2008 until April 2009, Mr. Crovitz was an active angel investor in, and advisor to, privately held media and technology companies. Prior to that, Mr. Crovitz was with Dow Jones from 1980 until December 2007, serving as Executive Vice President and Publisher, Wall Street Journal and President of the Consumer Media Group from 2006 to 2007. In his previous role, he served as Senior Vice President and President of Electronic Publishing from 1998 to 2006. Mr. Crovitz is a member of the Board of Directors of the following public companies: Houghton Mifflin Harcourt and Marin Software. He has not served as a director of any other public company in the last five years.

In assessing Mr. Crovitz's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered his diversity of distinguished experience and seasoned business acumen, acquired from his many years as a senior level executive for a large publicly traded company. His extensive experience and expertise include company transformation and change management, strategic planning, global business insight, operations, information technology, data privacy, corporate governance, mobile services and social media. The Board also values his financial knowledge, familiarity with Dun & Bradstreet's industry, sales and marketing background, experience with partnerships and alliances, his work with cloud services and "as a service" models, and his experience from serving on other public company boards.

James N. Fernandez
Retired Executive Vice President and Chief Operating Officer
Tiffany & Co.

James N. Fernandez, age 61, has served as a director of Dun & Bradstreet since December 2004, and is Chairman of the Audit Committee and a member of the Nominating & Governance Committee. Prior to his retirement in July 2014, Mr. Fernandez served with Tiffany & Co., a specialty retailer, designer, manufacturer and distributor of fine jewelry, timepieces, sterling silverware, china, crystal, stationery, fragrances and accessories, since October 1983. He held numerous positions with Tiffany & Co., including Senior Vice President and Chief Financial Officer from April 1989 until January 1998, when he was promoted to Executive Vice President and Chief Financial Officer. In June 2011, Mr. Fernandez was promoted to Executive Vice President and Chief Operating Officer with overall responsibility for finance, distribution, information technology, manufacturing and Tiffany's Diamond and Gemstone Division. Mr. Fernandez does not serve, nor has he served in the last five years, on the board of any other public company.

In assessing Mr. Fernandez's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered Mr. Fernandez's financial expertise (including investor relations oversight), and marketing/brand management and operations experience (including information technology and human resources oversight) gained at Tiffany & Co. for over 30 years, including in his role as the Chief Financial Officer for 22 years and Chief Operating Officer for three years. The Board also values his risk management, compliance and mergers and acquisitions experience, his global business insight and strategic planning experience, and his general corporate governance background. Additionally, the Board values Mr. Fernandez's qualification as an "audit committee financial expert," as that term has been defined by the rules of the SEC, and his "accounting or related financial management expertise" within the meaning of NYSE listing standards.

Paul R. Garcia
Retired Chief Executive Officer and Chairman of the Board
Global Payments, Inc.

Paul R. Garcia, age 64, has served as a director of Dun & Bradstreet since May 2012, and is a member of the Audit Committee and Compensation & Benefits Committee, where he has served as Chairman since May 2014. Mr. Garcia served as Chief Executive Officer of Global Payments, Inc., a leading provider of payment processing services, from February 2001 until October 2013. Mr. Garcia served as a director of Global Payments from February 2001 through May 2014 and was Chairman of the Board from October 2002 through May 2014. Previously, Mr. Garcia served as Chief Executive Officer of NDC eCommerce, a division of National Data Corporation, from July 1999 to February 2001, President and Chief Executive Officer of Productivity Point International, Inc. from 1996 to 1998, Group President of First Data Issuing Services from 1995 to 1996, Chief Executive Officer of both National Bancard Corporation (NaBANCO) and First Financial Bank from 1982 to 1995, and National Sales Manager of Chase Manhattan Merchant Bank Card Services from 1979 to 1982. Mr. Garcia is also a director of West Corporation and SunTrust Banks, Inc., both public companies. Other than Global Payments, West Corporation and SunTrust Banks, he has not served as a director of any other public company in the last five years.

In assessing Mr. Garcia's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered Mr. Garcia's extensive management, operations, sales, marketing and technology expertise gained from his management and executive roles in the financial and payments services industry, including as Chief Executive Officer of Global Payments for over 12 years. The Board also values his experiences with data privacy, risk management and compliance matters, and mergers and acquisitions, as well as Mr. Garcia's financial knowledge, strategic planning acumen, regulatory experience, company transformation experience, and his general global business insight. In addition, the Board values his prior experience as Chairman of a U.S. public company.

Dr. Anastassia Lauterbach
Former Senior Vice President, Global Business Operations Europe
Qualcomm Incorporated

Anastassia Lauterbach, age 44, has served as a director of Dun & Bradstreet since August 2013, and is a member of the Nominating & Governance Committee and Innovation & Technology Committee, which she has chaired since October 2015. Dr. Lauterbach served as Senior Vice President of Global Business Operations Europe at Qualcomm Incorporated, a world leader in 3G, 4G and next-generation wireless technologies, from September 2011 to August 2013. Previously, she served at Deutsche Telekom AG, as Senior Vice President, Business Development and Investments from August 2010 to May 2011, Acting Chief Products and Innovation Officer from March 2010 to November 2010, and Senior Vice President, Planning & Development from June 2009 to March 2010, and during her time at Deutsche Telekom she additionally served as a member of the Executive Operating Board. Prior to Deutsche Telekom, Dr. Lauterbach served as Executive Vice President, Group Strategy at T-Mobile International AG from September 2006 to May 2009 and, prior to T-Mobile, she served in various operational and strategic roles at Daimler Chrysler Financial Services, McKinsey & Company and Munich Reinsurance Company. She is the Chief Executive Officer and founder of Lauterbach Ventures and 1AU-Ventures Ltd. in Germany and the United Kingdom and currently serves on Advisory and Supervisory Boards of several U.S. and European based technology companies. Dr. Lauterbach does not serve, nor has she served in the last five years, on the board of any other public company.

In assessing Dr. Lauterbach's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered Dr. Lauterbach's deep experience in technology and product innovation and marketing, including within the wireless and mobile space. The Board also values her international operational and strategic insights gained while working for several large international communications companies, including her experience with mergers and acquisitions, post-merger integration, partnerships and alliances, business transformation and strategy and social media.

Thomas J. Manning
Former Chief Executive Officer
Cerberus Asia Operations & Advisory Limited

Thomas J. Manning, age 61, has served as Lead Director since December 7, 2016 and has been a director of Dun & Bradstreet since June 2013. Mr. Manning is Chairman of the Nominating & Governance Committee and is a member of the Audit Committee and Innovation & Technology Committee. Mr. Manning has been a Lecturer in Law at The University of Chicago Law School, teaching courses on corporate governance, private equity and U.S.-China relations, since July 2012. Previously, he served as the Chief Executive Officer of Cerberus Asia Operations & Advisory Limited, a subsidiary of Cerberus Capital Management, a global private equity firm, from April 2010 to June 2012, Chief Executive Officer of Indachin Limited from October 2005 to March 2009, Chairman of China Board Directors Limited from August 2005 to April 2010, and a senior partner with Bain & Company and a member of Bain's China board and head of Bain's information technology strategy practice in the Silicon Valley and Asia from August 2003 to January 2005. Prior to that, Mr. Manning served as Global Managing Director of the Strategy & Technology Business of Capgemini, Chief Executive Officer of Capgemini Asia Pacific, and Chief Executive Officer of Ernst & Young Consulting Asia Pacific, where he led the development of consulting and IT service and outsourcing businesses across Asia from June 1996 to January 2003. Early in his career, Mr. Manning was with McKinsey & Company, Buddy Systems, Inc. and CSC Index. Mr. Manning is also a director of the following public companies: CommScope Holding Company, Inc. and Clear Media Limited. He previously served as a director of iSoftStone Holdings Limited, AsiaInfo-Linkage, Gome Electrical Appliances Company and Bank of Communications.

In assessing Mr. Manning's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered Mr. Manning's expertise in technology and business operations and innovation on a global scale, including Mr. Manning's rich international thought leadership, particularly relating to China. The Board also believes the Company benefits from Mr. Manning's extensive background in strategic consulting, regulatory matters, partnerships and alliances, mergers and acquisitions, company transformation, compliance issues and general corporate governance. Additionally, the Board values Mr. Manning's experience gained while serving on the boards of other U.S. public companies.

Randall D. Mott
Senior Vice President, Global Information Technology and
Chief Information Officer
General Motors Company

Randall D. Mott, age 60, has served as a director of Dun & Bradstreet since June 2015, and is a member of the Audit Committee and Innovation & Technology Committee. Mr. Mott is currently the Senior Vice President, Global Information Technology and Chief Information Officer of General Motors Company, where he has served in that role since February 2012. From July 2005 to September 2011, Mr. Mott served as Hewlett-Packard Company's Chief Information Officer, and additionally became Executive Vice President in 2006. From February 2000 to July 2005, Mr. Mott served as Senior Vice President and Chief Information Officer at Dell Computer Corporation. Mr. Mott started his career at Wal-Mart Stores, Inc. in 1978 as a programmer. He served in a variety of roles during his 22-year tenure at Wal-Mart, including as Senior Vice President and Chief Information Officer from 1994 to 2000. Mr. Mott is also a member of the advisory board at InformationWeek, a weekly print magazine that provides technology information focusing on software, hardware, network security and outsourcing. Mr. Mott does not currently serve, nor has he served in the last five years, on the board of any other public company. He previously served on the board at Fleming Companies, Inc.

In assessing Mr. Mott's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered the variety of global information technology and executive management positions he has held over the course of his career, where he pioneered retail and supply chain systems automation. The Board also values the contributions he has made over the years toward enabling retail and consumer-focused industries through the creation and implementation of supply chain standards and best practices, as well as his strategic planning and global business insight and mergers and acquisitions experience. Finally, the Board believes Mr. Mott's experience with data privacy and risk management oversight relating to technology systems will serve the Board well.

Judith A. Reinsdorf
Executive Vice President and General Counsel
Johnson Controls International plc

Judith A. Reinsdorf, age 53, has served as a director of Dun & Bradstreet since June 2013, and is a member of the Audit Committee and Compensation & Benefits Committee. Ms. Reinsdorf has served as Executive Vice President and General Counsel of Johnson Controls International plc, a global leader in building products and technology, integrated solutions and energy storage, since September 6, 2016, following its merger with Tyco International plc, where she served as Executive Vice President and General Counsel from March 2007 until September 6, 2016. Previously, she served as Vice President, General Counsel and Secretary of C. R. Bard, Inc. from October 2004 to February 2007, as Vice President and Corporate Secretary of Tyco from 2003 to 2004 and as Vice President and Associate General Counsel of Pharmacia Corporation from 2000 to 2003. From 1995 to 2000, she held the position of Assistant General Counsel and Chief Legal Counsel, Corporate, at Monsanto Company. Ms. Reinsdorf does not serve, nor has she served in the last five years, on the board of any other public company.

In assessing Ms. Reinsdorf's skills and qualifications to serve on the Dun & Bradstreet Board, our directors considered Ms. Reinsdorf's strong corporate governance expertise and placed significant value on her experience with global compliance, risk management, data privacy and regulatory matters, as well as her understanding of compensation and human resources issues and experience with mergers and acquisitions. The Board also values Ms. Reinsdorf's global business insight and broad corporate legal and strategic planning skills honed as an executive at large U.S. public companies.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

        The Audit Committee is directly responsible for the appointment, fees, retention and oversight of our independent registered public accounting firm and we have appointed PricewaterhouseCoopers LLP ("PwC") to serve in this capacity and to audit the consolidated financial statements for the year ending December 31, 2017. PwC succeeded Coopers & Lybrand as our independent auditor in 1998 when the two firms merged. Although shareholder approval of this appointment is not required, the Audit Committee and the Board believe that submitting the appointment to the shareholders for ratification is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will review its future selection of PwC as the independent registered public accounting firm in light of the shareholder vote, but still may retain them. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Dun & Bradstreet and our shareholders. Our Audit Committee and our Board of Directors both believe that the continued retention of PwC to serve as the Company's independent external auditor is in the best interest of the Company and its shareholders.

        In addition to its audit of our consolidated financial statements, PwC also performed statutory audits required by certain international jurisdictions, audited the financial statements of our various benefit plans, and performed certain non-audit services. Fees for these services are described under the "Fees Paid to Independent Registered Public Accounting Firm" section of this proxy statement. The selection of our lead audit partner is reviewed with the Audit Committee and its Chairman. The rotation of our lead audit partner no less frequently than every five years is required by law. Consistent with our Audit Committee Charter, the Audit Committee considers whether to adopt a policy of rotating our independent auditing firm on a regular basis.

        A representative of PwC is expected to be present at the 2017 Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

PROPOSAL NO. 3

ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION (SAY ON PAY)

        We believe that our executive compensation program, policies and procedures are founded on pay for performance and are strongly aligned with the long-term interests of our shareholders. This proposal, commonly known as "Say on Pay," gives shareholders the opportunity to express their favor or disfavor with the Company's executive compensation program, policies and procedures.

        Our executive compensation program is described more fully in the "Compensation Discussion & Analysis" section of this proxy statement and the related tables and narrative that follow it. Shareholders are, therefore, encouraged to read that information in its entirety to obtain a complete understanding of our executive compensation program.

        We believe that the design, development and execution of our pay program, policies and procedures has resulted in executive compensation decisions that are appropriate and that have benefitted the Company and shareholders over time.

        As a matter of normal practice, in 2016 we again reached out to shareholders to gain an understanding of how our executive pay programs and policies might continue to be improved. Feedback from these discussions as well as emerging governance trends are important inputs into our thinking about executive compensation and any future changes we may make to our current program. After assessing the feedback we received, we determined that our current design, continues to support the objectives of our compensation program described more fully in the "Compensation Discussion & Analysis" section of this proxy statement. We will continue to consider feedback as part of the design process for future programs.

        In the "Executive Summary" of the "Compensation Discussion & Analysis" section of this proxy statement, we highlight our 2016 results and the ongoing policies that contribute to pay for performance and good governance practices. For the reasons provided in our "Compensation Discussion & Analysis," the Board asks you to approve the following resolution:

  Resolved, that the shareholders approve the Company's overall executive compensation program, policies and procedures as described in the Compensation Discussion & Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.

        As this is a proposal for advisory approval, the result is not binding upon the Company. However, the C&BC, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal. The C&BC will consider the outcome of this advisory vote when making future compensation decisions for our executive officers.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF OUR COMPANY'S OVERALL EXECUTIVE COMPENSATION PROGRAM, POLICIES AND PROCEDURES.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF SAY ON PAY VOTING

        In compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, our shareholders must be given the opportunity, at least once every six years, to have a separate shareholder vote to determine the frequency of "Say on Pay" voting. This proposal is to be distinguished from Proposal No. 3—Advisory Approval of the Company's Executive Compensation (Say on Pay). Proposal No. 3 provides shareholders with the opportunity to express their positive or negative vote on the Company's overall executive compensation program, policies and procedures as described in the "Compensation Discussion & Analysis" section of this proxy statement and related summary tables and narrative that follow it. This is commonly referred to as "Say on Pay." On the other hand, this Proposal No. 4—Advisory Vote on the Frequency of Say on Pay Voting, provides shareholders with the opportunity to express their preference for how often the Company should provide Say on Pay voting. Simply stated, Proposal No. 3 is about voting on the "content" of the Company's executive compensation program, whereas Proposal No. 4 is about "how often" shareholders want to cast their votes on this matter. As prescribed by the Dodd-Frank Act, under this Proposal No. 4 shareholders can elect to have Say on Pay voting among one of three choices: annually, every two years or every three years. Shareholders can also elect to abstain from voting on Proposal No. 4.

        The Board of Directors values and encourages constructive dialogue on compensation and other important governance topics with our shareholders, to whom it is ultimately accountable. Say on Pay is in effect a communication vehicle and the Board believes that feedback from shareholders is most useful when it is frequent and when it is received in a consistent manner. Therefore, the Board supports annual Say on Pay voting frequency. By providing Say on Pay voting each year, shareholders have the opportunity to voice their opinion directly and clearly with regard to the executive compensation information presented in the accompanying proxy statement. Although the Board has expressed its position that Say on Pay voting frequency should be annual, shareholders are being asked to indicate their preference regarding the frequency of Say on Pay voting, rather than approving the Board of Directors' recommendation.

        The vote on this proposal is advisory and non-binding. However, the C&BC and the Board will review the voting results and will consider shareholder views on how often Say on Pay voting should be held.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ANNUAL SAY ON PAY VOTING FREQUENCY (i.e., CHOICE 1—EVERY YEAR).

        Shareholders are asked to vote on the following resolution:

        "Resolved, that the shareholders of the Company recommend Say on Pay voting frequency of:

  •
  Choice 1—every year;

  •
  Choice 2—every two years;

  •
  Choice 3—every three years; or

  •
  Choice 4—abstain from voting."

        The choice of frequency of Say on Pay voting receiving the greatest number of votes—i.e., every year, every two years or every three years—will be considered the frequency recommended by shareholders.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND OTHERS

        The following table shows the number of shares of our common stock beneficially owned by each of the directors and named executive officers listed in the Summary Compensation Table in this proxy statement, and all directors and executive officers of Dun & Bradstreet as a group, as of March 15, 2017. The table also shows the names, addresses and share ownership of the only persons known to us to be the beneficial owners of more than 5% of our outstanding common stock. This information is based upon information furnished by each such person or, in the case of the beneficial owners, based upon public filings by the beneficial owners with the SEC. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. Percentages for directors and officers are based upon the number of shares of our common stock outstanding on March 15, 2017, plus, where applicable, the number of shares that the indicated person or group has a right to acquire within 60 days of such date. Percentages for institutional holders are based upon the public filings of such owners with the SEC.

Name	Aggregate Number of Shares Beneficially Owned (1)	Percent of Shares Outstanding
Robert P. Carrigan (Chairman and CEO)	28,130	*
Cindy Christy	3,009	*
Christopher J. Coughlin (2)	22,002	*
L. Gordon Crovitz	4,347	*
James N. Fernandez (3)	29,916	*
Paul R. Garcia (4)	7,892	*
Anastassia Lauterbach	3,655	*
Thomas J. Manning	5,384	*
Randall D. Mott	3,093	*
Judith A. Reinsdorf	5,384	*
Richard H. Veldran	9,331	*
Curtis D. Brown	4,420	*
Joshua L. Peirez	11,461	*
Roslynn Williams	1,072	*
All current directors and executive officers as a group (16 persons)	158,685	*
The Vanguard Group (5)	3,816,912	10.36
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc. (6)	2,486,345	6.80
55 East 52nd Street
New York, NY 10055
FMR LLC (7)	2,446,318	6.65
245 Summer Street
Boston, MA 02210

*
Represents less than 1% of our outstanding common stock.

(1)
Includes the maximum number of shares of common stock that may be acquired within 60 days of March 15, 2017, upon the exercise of vested stock options as follows: Mr. Carrigan, 0; Ms. Christy, 1,170; Mr. Coughlin, 2,590; Mr. Crovitz, 1,340; Mr. Fernandez, 2,590; Mr. Garcia, 1,788; Ms. Lauterbach, 1,134; Mr. Manning, 1,387; Mr. Mott, 1,143; Ms. Reinsdorf, 1,387; Mr. Veldran, 0; Mr. Brown, 0; Mr. Peirez, 0; Ms. Williams, 0; and all current directors and executive officers as a group, 26,079.

Also includes the maximum number of shares of common stock that may be acquired within 60 days of March 15, 2017, upon the vesting of RSUs, as follows: Mr. Carrigan, 0; Ms. Christy, 1,839; Mr. Coughlin, 16,082; Mr. Crovitz, 3,007; Mr. Fernandez, 16,591; Mr. Garcia, 3,421; Ms. Lauterbach, 1,104; Mr. Manning, 3,287; Mr. Mott, 1,104; Ms. Reinsdorf, 3,287; Mr. Veldran, 0; Mr. Brown, 0; Mr. Peirez, 0; Ms. Williams, 114; and all current directors and executive officers as a group, 49,836.

  Does not include the following Dun & Bradstreet stock units which are held by the following directors who have deferred cash compensation into the Dun & Bradstreet Common Stock Fund: Ms. Christy, 1,361; Mr. Coughlin, 15,422; and Mr. Fernandez, 11,210. Dun & Bradstreet stock units do not confer voting rights and are not considered beneficially owned shares under SEC rules. In addition, they are settled in cash, not shares, when a director leaves the Board.

(2)
Includes 800 shares owned by Mr. Coughlin's spouse, to which Mr. Coughlin disclaims beneficial ownership.

(3)
Includes 2,000 shares as to which Mr. Fernandez has shared voting and shared dispositive power.

(4)
Includes 2,683 shares indirectly held in the Paul R. Garcia Revocable Trust.

(5)
The Vanguard Group filed a Schedule 13G/A with the SEC on March 10, 2017. This Schedule 13G/A shows that the Vanguard Group: (i) beneficially owned 3,816,912 shares; (ii) had the sole dispositive power over 3,753,811 shares; (iii) had the shared dispositive power over 63,101 shares; (iv) had the sole voting power over 57,979 shares; and (v) had the shared voting power over 6,327 shares. All of the information in this note (5) is based on the Schedule 13G/A.

(6)
BlackRock, Inc. filed a Schedule 13G/A with the SEC on January 23, 2017. This Schedule 13G/A shows that BlackRock, Inc.: (i) beneficially owned 2,486,345 shares; (ii) had the sole dispositive power over all such shares; (iii) had the shared dispositive power over 0 shares; (iv) had the sole voting power over 2,141,664 shares; and (v) had the shared voting power over 0 shares. In addition, the Schedule 13G/A shows that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares, and that no one person's interest in the class of shares is more than 5% of the total outstanding common shares. All of the information in this note (6) is based on the Schedule 13G/A.

(7)
FMR LLC ("FMR") filed a Schedule 13G/A with the SEC on February 14, 2017. This Schedule 13G/A shows that FMR: (i) beneficially owned 2,446,318 shares; (ii) had the sole dispositive power over all such shares; (iii) had the shared dispositive power over 0 shares; (iv) had the sole voting power over 815,181 shares; and (v) had the shared voting power over 0 shares. In addition, the Schedule 13G/A shows that the following entities beneficially own certain of the shares reported: FIAM LLC, Fidelity (Canada) Asset Management ULC, Fidelity Institutional Asset Management Trust Company, Fidelity Management Trust Company, Inc., FMR Co., Inc. (beneficially owns 5% or more) and Strategic Advisers, Inc. The Schedule 13G/A also shows that Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the "Fidelity Funds"), advised by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. In addition, the Schedule 13G/A shows that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares, and that no one other person's interest in the class of shares is more than 5% of the total outstanding common shares. All of the information in this note (7) is based on the Schedule 13G/A.

 EXECUTIVE OFFICERS

        The following table lists all of our executive officers as of March 28, 2017. Our executive officers are elected by our Board and each will hold office until his or her successor is elected, or until his or her earlier resignation or removal.

Name	Title	Age
Robert P. Carrigan (1)	Chairman and CEO	51
Curtis D. Brown	Chief Content and Technology Officer	53
Rishi Dave	Chief Marketing Officer	42
Christie A. Hill	Chief Legal Officer	55
Joshua L. Peirez	President and Chief Operating Officer	46
Richard H. Veldran	Chief Financial Officer	50
Roslynn Williams	Chief People Officer	41

(1)
Mr. Carrigan's biographical information is provided under the "Proposal No. 1—Election of Directors" section of this proxy statement.

        Mr. Brown has served as our Chief Content and Technology Officer since November 2015, and prior to that, he served as our Chief Information Officer since September 2014. Before joining Dun & Bradstreet, Mr. Brown served as AOL's Executive Vice President and Global Chief Technology Officer from May 2012 to July 2014, where he was responsible for technology across AOL, and from November 2010 to May 2012, he served as AOL's Senior Vice President of Technology and Chief Data Officer. From June 2008 to November 2010, Mr. Brown served as Chief Technology Officer for Kaplan Test Prep, where he managed technology systems and teams across multiple business units. As an independent consultant from July 2006 to May 2008, Mr. Brown advised companies on a variety of projects including engineering and product development, technology turnarounds, and agile software development. Prior to that, Mr. Brown served as the Chief Technology Officer at McGraw-Hill from August 2004 to July 2006, at The Princeton Review from July 2002 to August 2004, at Oxygen Media from June 2000 to June 2002 and at Skymall from February 1999 to June 2000.

        Mr. Dave has served as Chief Marketing Officer since February 2014. Mr. Dave joined Dun & Bradstreet from Dell, Inc., most recently serving as the Executive Director, Digital Marketing, for Dell's B2B business from January 2012 to February 2014, where he was responsible for implementing marketing, lead generation, media and content strategies for Dell.com and managing the digital support of Dell's events. Prior to that, Mr. Dave was Executive Director, Digital Marketing, Public and Large Enterprise Business Units from January 2011 to January 2012, Director, Digital Marketing, Large Enterprise Business Units from January 2009 to January 2011, Senior Manager, Global Online Analytics from January 2008 to January 2009, Senior Manager, Corporate Strategy from July 2006 to January 2008, Manager, Dell International Services Operations from January 2006 to July 2006, and Manager, Corporate Strategy from January 2005 to January 2006. He has also held marketing, business development and consulting roles with startups and large corporations including Bain & Company and Trilogy Software.

        Ms. Hill has served as Chief Legal Officer since February 2014 and prior to that, Ms. Hill served as Senior Vice President and General Counsel from September 2011 to February 2014. Ms. Hill also served as Corporate Secretary from September 2011 to February 2015. Before joining Dun & Bradstreet, Ms. Hill served as General Counsel, Secretary and Chief Compliance Officer at Primus Telecommunications Group, Inc. from March 2011 until August 2011. Prior to that, she was the General Counsel and Secretary of Arbinet Corporation from February 2010 until its merger with Primus on February 28, 2011, and she also served as Arbinet's Chief Human Resources Officer from September 2010 through February 2011. Prior to that, she served in the U.S. Department of the

Treasury as the Oversight Liaison and Reporting Executive for the Troubled Asset Relief Program (TARP) from October 2009 to January 2010. From 1998 until 2008, she worked at Nextel Communications and then at Sprint Nextel Corporation, where she held various leadership positions in the company's legal and governance organizations, including her most recent position as Vice President, Corporate Governance & Ethics and Corporate Secretary from August 2005 to June 2008. Prior to Nextel, she served as counsel at Honda of America Mfg., where her responsibilities included a variety of corporate and transactional matters. Ms. Hill began her career at Jones Day in the firm's mergers and acquisitions group.

        Mr. Peirez has served as President and Chief Operating Officer since November 2015, and prior to that he served as our Chief Operating Officer since February 2014. He previously served as President, Global Product, Marketing and Innovation from June 2011 to February 2014 and President, Innovation and Chief Marketing Officer from September 2010 to May 2011. Before joining Dun & Bradstreet, Mr. Peirez spent 10 years with MasterCard, most recently as Chief Innovation Officer for MasterCard Worldwide from January 2009 to August 2010. Prior to that, Mr. Peirez served as Chief Payment System Integrity Officer for MasterCard from April 2007 to January 2009 and as Group Executive, Global Public Policy and Associate General Counsel from May 2002 to April 2007. He also served as Counsel and Secretary to MasterCard's U.S. Region Advisory Board of Directors from May 2002 to December 2006.

        Mr. Veldran has served as Chief Financial Officer since June 2011. He previously served as Senior Vice President, Global Reengineering from July 2008 through May 2011, with additional responsibility for Dun & Bradstreet North America Finance beginning in February 2009 and for Strategy and Corporate Development beginning in March 2010, being appointed as Chief Strategy Officer in April 2010, a title he held until he was appointed Chief Financial Officer. Prior to that, Mr. Veldran served as Treasurer and Leader of Investor Relations, External Communications and Board Processes from February 2006 to July 2008, with additional responsibility for Global Financial Planning & Analysis, and as Chief Financial Officer of Dun & Bradstreet North America, from September 2003 to January 2006. Prior to joining Dun & Bradstreet, Mr. Veldran was Divisional Vice President of Finance for Automatic Data Processing, Inc. from December 1996 to September 2003 and, prior to that, served in various finance roles for Procter & Gamble from July 1989 to December 1996.

        Ms. Williams has served as our Chief People Officer since February 1, 2016, and prior to that, she served as the Leader of Global Leadership Development from October 2014, until becoming the interim Chief People Officer in January 2016. Before joining Dun & Bradstreet, Ms. Williams founded the Madison Lewis Group in May 2014, providing consulting services to corporations in the areas of executive coaching, executive leadership and learning and development program design and development. From January 2011 to August 2013, Ms. Williams served as AOL Inc.'s Vice President, Human Resources, advising AOL's Chief Technology Officer on matters related to organizational effectiveness, strategic business decisions, human capital and talent/leadership development. Additionally, she also led AOL's Global Learning and Development organization. From November 2009 to January 2011 she served as AOL's Vice President, Digital Advertising and prior to that she was a Vice President in AOL's Shared Services Center, where she began her career at AOL in 2004.

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

        The C&BC regularly reviews the executive compensation program of the Company to ensure that it is meeting its objectives, including paying for performance, aligning with shareholder interests, offering competitive pay to attract and retain executive talent, reinforcing the right behaviors consistent with our strategy and providing transparency to our shareholders.

        2016 Pay for Performance Outcomes. 2016 represented the third year in the execution of our Company strategy, which was announced in February 2014. We met the majority of our financial and strategic goals while we continued to invest in our business to drive growth. In addition, we integrated businesses we acquired in 2015 and divested businesses consistent with our strategy.

        Annual Cash Incentive. Our achievements and the resulting incentive payment are summarized below:

  •
  As Adjusted Revenue growth of 4% (before the effect of foreign exchange), which was within our guidance of 4% to 6%. However, we did not achieve our internal goal for sales growth. Sales reflects the annual value of newly committed customer contracts;

  •
  As Adjusted Operating Income growth of 3%, which was near the upper end of our target range of 0% to 4% and within our revised guidance of 1% to 5%;

  •
  As Adjusted Diluted Earnings Per Share growth of 1%, which was near the upper end of our target range of (3%) to 2% and within our revised guidance of (2%) to 3%; and

  •
  Solid progress and performance in the five priority areas we have defined to advance our Company's strategy:

  —
  Globalize the business,

  —
  Deliver indispensable content,

  —
  Modernize delivery,

  —
  Serve new customer needs, and

  —
  Create and operate as a forward-leaning culture.

For a reconciliation of "As Adjusted and Organic Revenue," "As Adjusted Operating Income," "As Adjusted Diluted Earnings Per Share" and "Free Cash Flow," refer to Schedules I, II, III and IV to this proxy statement, which provides:

  •
  GAAP Revenue to As Adjusted and Organic Revenue before the effect of foreign exchange;

  •
  GAAP Operating Income to As Adjusted Operating Income;

  •
  GAAP Diluted Earnings Per Share attributable to Dun & Bradstreet Common shareholders to As Adjusted Diluted Earnings Per Share; and

  •
  GAAP Net Cash provided by operating activities to Free Cash Flow.

For a definition of these and the other financial metrics used in this discussion and analysis, please see our Annual Report on Form 10-K for the year ended December 31, 2016.

Other relevant achievements in 2016 considered by the C&BC included:

  •
  Generated approximately 20% of our Americas revenue over the last 12 months from our cloud-based and Data as a Service (DaaS) solutions, representing a critical milestone in our growth strategy. Our focus is to move more of our business to these higher growth, modern delivery solutions because they are more useful and valuable to our customers;

  •
  Launched D&B Credit in the North America and European markets, another milestone in the delivery of our products and solutions via modern channels;

  •
  Reached approximately 265 million global business records and continued to advance our competitive differentiation across foundational, firmographic and predictive insights data;

  •
  Increased by 22 points our Net Promoter Score (NPS), which is an industry measure of customer engagement and satisfaction;

  •
  Strengthened our Worldwide Network (WWN) with the transition of our Latin America and Benelux businesses to the WWN; and

  •
  Continued progress toward creating a culture of learning and development focused on sustainable high performance, attracting, building and developing leadership talent and investing in our people.

        Based on an assessment of the above results and achievements, the C&BC awarded cash incentives to our named executive officers equaling 100% of target (a more detailed discussion is included in the "2016 Annual Cash Incentive Plan" section of this proxy statement).

        Leveraged Restricted Stock Units (LRSUs). In addition to the annual cash incentive, the LRSU portion of our long-term incentive program (which represents half of the program's economic value at grant) provided the following payouts for performance as of the end of 2016:

LRSU Grant	Performance Period	Metric	Payout as Percent of Target Grant
Third tranche of March 3, 2014 grant	3 years: 2014-2016	Dun & Bradstreet	106.9%
Second tranche of March 2, 2015 grant	2 years: 2015-2016	common stock price	100.6%
First tranche of March 1, 2016 grant	1 year: 2016	appreciation / depreciation	126.1%

        3-year Performance Units. The other half of our long-term incentive program is a 3-year performance unit grant based on two measures equally weighted: 1) Dun & Bradstreet's 3-year compound annual growth rate (CAGR) in revenue, and 2) Dun & Bradstreet's 3-year total shareholder return (TSR) performance relative to companies in the S&P 500. Actual results for these two measures provided the following payout for the performance period 2014 - 2016:

3-year Performance Unit Grant	Performance Period	Metric	Weight	Payout as Percent of Target Grant
March 3, 2014 grant	3 years: 2014-2016	Dun & Bradstreet 3-year Revenue CAGR	50%	100.0%
		Dun & Bradstreet TSR vs. S&P 500	50%	0.0%

        A more detailed discussion of our long-term incentive program, including vehicles, metrics and performance periods, is included in the "Annual Long-term Incentive (LTI) Program" section of this proxy statement.

Our Named Executive Officers

        This Compensation Discussion & Analysis, and the tables which follow, cover the compensation paid to our named executive officers, who are the following five executives serving in the roles cited for the entire fiscal year, unless otherwise noted:

  •
  Robert P. Carrigan, who served as Chief Executive Officer and Director from January 1, 2016 until December 6, 2016 and as Chairman and Chief Executive Officer since December 7, 2016 (our principal executive officer); and

  •
  Richard H. Veldran, who served as Chief Financial Officer (our principal financial officer).

        Our three highest compensated executive officers, other than our principal executive officer and our principal financial officer, are:

  •
  Joshua L. Peirez, who served as President and Chief Operating Officer;

  •
  Curtis D. Brown, who served as Chief Content and Technology Officer; and

  •
  Roslynn Williams, who served as Chief People Officer since February 2, 2016 and as interim Chief People Officer in January 2016.

Objectives of our Executive Compensation Program

        The objectives of our executive compensation program are as follows:

  •
  Ensure a strong relationship between pay and performance, including both rewards for results that meet or exceed performance targets and consequences for results that are below performance targets;

  •
  Align executive and shareholder interests through short- and long-term incentives that link the executive to shareholder value creation;

  •
  Offer a total compensation opportunity that is competitive with the market for senior executives, enabling us to attract, retain and motivate the talent necessary to execute our strategy and achieve our growth targets;

  •
  Reinforce behaviors that are consistent with our strategy to "be one global company, delivering indispensable content through modern channels to serve new customer needs with our forward-leaning culture;" and

  •
  Provide transparency to our shareholders.

        Summary of Policies Contributing to Pay for Performance: Since one of our primary objectives is linking pay with performance, we have a number of policies supporting that objective, including:

  •
  Our long-term incentive plan is 100% performance-based:  50% of our annual equity program is a grant of leveraged restricted stock units where the ultimate value and number of units is based on Dun & Bradstreet's stock price appreciation or depreciation over 1-, 2- and 3-year performance periods. The other 50% is a performance unit grant where the ultimate value is based on Dun & Bradstreet's TSR and our revenue CAGR over a 3-year period.

  •
  Our pay mix is strongly weighted toward variable compensation:  Approximately 80% of our named executive officers' total compensation is variable or performance-based and only 20% is base salary; of that 80%, approximately 20% is in the form of cash incentives and 60% is in the form of equity or long-term incentives.

  •
  We require our executives to maintain ownership in the Company:  Our named executive officers, as well as all other executive officers of the Company, must achieve targeted levels of ownership in our common stock to encourage a focus on long-term value creation.

  •
  We generally do not offer our executive officers any perquisites:  Our named executive officers generally do not receive any perquisites and participate in the same broad-based benefits programs offered by the Company on the same basis as other full-time employees.

  •
  We do not provide employment agreements:  None of our named executive officers have an employment agreement, and we provide severance benefits (excluding change in control benefits) through the same severance plan available to other employees of the Company.

  •
  We do not provide any excise tax gross ups nor any income tax gross ups (other than on certain relocation benefits): Our Change in Control Plan does not provide excise tax gross ups for any participant.

        Summary of Policies Contributing to Good Governance Practice: We strive to adhere to the highest standards of good governance, as reflected through the following practices:

  •
  We have a formal compensation recoupment or "clawback" policy:  This policy gives the C&BC authority to recover or reduce cash and equity incentive awards based on certain financial results that the Company subsequently restates.

  •
  We revised our equity change in control provisions:  All equity awards granted after January 1, 2013 have a "double trigger," requiring both a change in control and a qualified termination in order for accelerated vesting to apply.

  •
  We eliminated the executive retirement plan benefit for new executives:  In 2011, the C&BC eliminated this benefit for all future executive new hires. Only two of our five named executive officers continue to have this legacy arrangement.

  •
  We have an insider trading policy that prohibits hedging and pledging:  We expressly prohibit directors, officers and other employees of the Company from purchasing or selling Dun & Bradstreet securities on a short-term basis (less than three months), subject to customary employee plan exceptions. We also prohibit purchasing or selling any listed or over-the-counter options on our common stock, engaging in equivalent derivative transactions or engaging in the short sale of Dun & Bradstreet securities. In addition, we prohibit any borrowing against Dun & Bradstreet securities or otherwise pledging Dun & Bradstreet securities as collateral for a loan.

  •
  Our C&BC charter requires a periodic review of risks in our compensation programs:  The C&BC conducted such a review in 2016 and concluded that the Company's compensation plans, programs and arrangements do not create risks that are reasonably likely to have a material adverse impact on the Company.

  •
  The executive compensation consultant to the C&BC is independent:  The current advisor to the C&BC was hired by and reports directly to the C&BC and does not provide any other consulting services to the Company. In addition, the C&BC evaluates the executive compensation consultant annually on several criteria, including integrity, independence, expertise, communications, accessibility and responsiveness.

  •
  We manage our equity-based compensation program effectively:  Our current and 3-year annualized run rate on equity grants is below the median of our compensation comparison group. We have a stock incentive plan that expressly prohibits stock option re-pricing and cash buyouts without shareholder approval, and we have never re-priced or exchanged options for shares, new options or cash.

Our 2016 "Say on Pay" Vote and Shareholder Outreach

        At our 2016 Annual Meeting of Shareholders, our advisory vote on executive pay received 88% support. We believe the vote outcome indicates broad support for the current compensation program. However, to gain further insight on investor views, during 2016, we again conducted shareholder outreach, inviting more than 30 of our institutional investors, representing nearly two-thirds of our outstanding shares, to one-on-one discussions about our executive compensation program and policies. Shareholders who accepted our invitation provided feedback on the structure of our current program. After assessing the feedback we received, we determined that our current design continues to support the objectives of our compensation program. We will continue to gather and consider feedback, as well as emerging governance trends, and use them as important inputs into our thinking about executive compensation and any future changes we may make to our program.

Pay Positioning and Pay Mix

        We targeted annual base salaries for our named executive officers around the median of the compensation comparison group (described below). We positioned variable pay, including target annual cash incentive and long-term incentives, higher than market median to provide our named executive officers with a target total compensation opportunity that ranges between the median and the 65th percentile of our compensation comparison group. This level of target total compensation, however, is realized only when our performance goals are achieved or exceeded. We may position individual executives above or below these levels based on the factors described below. All of our named executive officers, except Mr. Brown, fell below or within ten percent of our targeted total compensation opportunity. Mr. Brown's target total compensation level was above our stated pay positioning range given his prior experience in the technology industry and the impact that his special skill set in technology has on enabling our strategic transformation.

        Our pay for performance objective requires that a significant portion of the target total compensation mix be variable. We reinforce the importance of long-term results by emphasizing equity in the target total compensation mix. Individual variable and equity-based compensation varies based on our named executive officer's role, experience, level of responsibility within the organization and market data for comparable jobs in the compensation comparison group. For our named executive officers as a group, on a weighted average basis, the target total compensation mix is 20% fixed and 80% variable, and 40% cash and 60% equity.

        The following table illustrates the emphasis placed on variable and equity-based compensation:

	Fixed/Variable Pay Mix		Cash/Equity Pay Mix
	Fixed	Variable	Cash	Equity
Robert P. Carrigan	12%	88%	28%	72%
Richard H. Veldran	27%	73%	50%	50%
Joshua L. Peirez	23%	77%	50%	50%
Curtis D. Brown	23%	77%	45%	55%
Roslynn Williams	33%	67%	58%	42%

*
We illustrate the pay mix of the named executive officers based on their annual 2016 target total compensation.

        Beginning in 2017, although we will continue to use market data as a reference point, we will no longer target a specific market percentile. Market data provide a useful reference and framework for decisions about the base salary, target annual cash incentives, and the appropriate level of long-term incentives for each of our named executive officers. However, due to year-over-year variability in market data and the inexact science of matching executive jobs, we no longer feel it is appropriate to target a specific benchmark pay level. To set target pay for our named executive officers, the C&BC will consider market data along with other factors such as an executive's level of responsibility, experience, leadership competencies and individual performance, with a continued emphasis on variable and equity-based compensation. This shift provides the C&BC with better flexibility to appropriately manage pay levels to best reflect these factors.

Elements of our Executive Compensation Program

        To meet the objectives of our executive compensation program, the 2016 compensation of our named executive officers consisted of the following components and policies:

  •
  Total cash compensation, which includes a base salary and a target annual cash incentive opportunity;

  •
  Long-term equity incentives including a grant of leveraged restricted stock units and 3-year performance units;

  •
  Required stock ownership guidelines;

  •
  Executive retirement plan benefits (eliminated prospectively in 2011, only two of our named executive officers retain these legacy benefits);

  •
  Eligibility to receive severance benefits (which are also available to all employees);

  •
  Eligibility to receive benefits payable upon a qualified employment termination in connection with a change in control of Dun & Bradstreet; and

  •
  Voluntary deferral of compensation under our nonqualified deferred compensation plan, which was amended effective January 1, 2017 to suspend all future deferrals.

        Our named executive officers do not receive any perquisites and participate in the same broad-based benefits programs offered by the Company on the same basis as other full-time employees. Perquisites are entitlement-driven rather than performance-based and, therefore, do not fit within the objectives of our executive compensation program.

        In addition to the components listed above, our named executive officers are eligible to participate in certain benefit programs that are available to all of our U.S. employees including: our cash balance retirement account (which was frozen as of July 1, 2007 for all participants and closed to new entrants on that date), our qualified defined contribution plan, our medical, dental and vision benefits, our life, voluntary group accident, short- and long-term disability, legal, and business travel accident insurance benefits, and our health care and dependent care spending accounts.

Base Salary

        Salary provides each named executive officer with a fixed level of compensation related to the daily performance of his or her leadership position and responsibilities, and commensurate with the officer's role in the organization, experience, skill and job performance.

        The C&BC reviews the base salaries of our named executive officers annually. The C&BC considers a number of factors in adjusting salary, including:

  •
  Market data for comparable executive positions in the compensation comparison group (described below);

  •
  Scope of responsibility and accountability within the organization;

  •
  Demonstrated leadership competencies and skills; and

  •
  Individual performance.

        Using these factors in its review, the C&BC increased the base salaries of four of our named executive officers in 2016 as noted below:

			Base Salary
		Base Salary Market Position
Name	Rationale		From	To	Increase	Effective
Richard H. Veldran	Considers progression and strong performance in his role of Chief Financial Officer; and	At median	$520,000	$535,000	2.9%	1/1/2016

	Recognizes financial leadership and the importance of retaining his skills and insight through our strategic transformation

Joshua L. Peirez	Reflects his promotion to President and Chief Operating Officer; and	At median	$600,000	$650,000	8.3%	1/1/2016

	Recognizes increase in responsibilities covering leadership of the Company's global operations, which encompasses accountability for a significant and wide-ranging portion of D&B's business world-wide: all sales channels; all lines of business; Alliances; our Worldwide Network of partnerships; corporate strategy; and mergers and acquisitions

Curtis D. Brown	Reflects his promotion to the new role of Chief Content and Technology Officer; and	Above median	$520,000	$570,000	9.6%	1/1/2016

	Recognizes increase in responsibilities and strong experience in building technology organizations and integrating technology, content and analytics

Roslynn Williams	Reflects her promotion to role of Chief People Officer	Above median	$380,000	$400,000	5.3%	2/1/2016

Target Annual Cash Incentive Opportunity

        Overview. In addition to base salary, our named executive officers have the opportunity to earn an annual cash incentive tied to Company and individual performance as discussed below. We offer this cash opportunity to reinforce the outcomes and behaviors necessary to meet or exceed our annual commitment to our shareholders and to achieve our strategic objectives.

        We believe that consistent, year-over-year growth in revenue and earnings are key drivers of increased shareholder value over the long term. Therefore, our annual cash incentive rewards Company performance as measured by the following:

  •
  Financial results—growth in As Adjusted Revenue and Sales, both before the effects of foreign exchange, As Adjusted Operating Income, and As Adjusted Diluted Earnings Per Share are the most important measures in our executive compensation program and carry the greatest weight (i.e., 80%) because we believe that profitable revenue growth over time will create shareholder value; and

  •
  Strategic goals—achievement of specific objectives related to our overall strategy to "be one global company, delivering indispensable content through modern channels to serve new customer needs with our forward-leaning culture;" we report to the C&BC on our progress toward these objectives on a quarterly basis.

        In addition to Company performance, individual performance and leadership play an important role in our annual cash incentive. We tie the success of our Company directly to strong leadership that drives results and creates shareholder value. We expect all employees, especially our named executive officers, to demonstrate behaviors that are consistent with our Company values.

        At the end of the year, our CEO evaluates the performance of the other named executive officers. In 2016, our CEO assessed each named executive officer on:

  •
  Leadership in implementing important Company programs, such as ownership of our business strategy, compliance and culture;

  •
  Demonstration of our Company values; and

  •
  Individual performance related to function or business unit goals.

        Through this process, the CEO applies judgment in assessing the named executive officer's success relative to individual performance and leadership. Based on the results of this assessment, the CEO may recommend an adjustment in the annual cash incentive award for each named executive officer up to 50%, positively or negatively. All adjustment recommendations by our CEO are subject to review and approval by the C&BC.

        The Board also performs a similar assessment of our CEO after the conclusion of the fiscal year.

        2016 Annual Cash Incentive Plan. In determining annual cash incentives, the C&BC considered performance against four measures weighted as follows:

  •
  50%—Growth in Company As Adjusted Revenue and Sales (both before the effect of foreign exchange);

  •
  15%—Growth in As Adjusted Operating Income;

  •
  15%—Growth in As Adjusted Diluted Earnings Per Share; and

  •
  20%—Progress toward specific objectives that fall within our five strategic priorities.

Refer to Schedules I, II, III and IV to this proxy statement for a reconciliation of reported to "As Adjusted" and other non-GAAP financial results.

        The 80% weight allocated to financial goals (growth in revenue, sales, operating income, and earnings per share) links to our objective to provide profitable revenue growth year-over-year. Our strategy goal, weighted 20%, is tied to our long-term objective of increasing the level of sustained revenue growth. This allocation balanced our commitment to achieve strong financial results in 2016 with our commitment to deliver on our longer-term growth objectives.

        The range of incentive payout for each performance goal was 0% to 200% resulting in a potential annual cash incentive payment between 0% and 200% of the target incentive for each of our named executive officers. The C&BC approved the performance measures for 2016, as well as the principles for assessing results, on February 23, 2016. As in prior years, the C&BC does not set a formulaic scale for determining the payout for each measure. Rather, the C&BC considers our performance against the incentive target (which aligns with our public annual financial guidance as communicated February 12, 2016, with the exception of our Sales and Strategy goals, for which guidance is not provided) as well as qualitative factors contributing to the actual performance level in making their final decision. We believe this approach ensures better alignment between pay and performance as it allows consideration of factors not known at the beginning of the year. This approach also ensures that the final payout aligns with overall company performance.

        In 2016, the C&BC used the following results to determine the level of annual incentive payout for Company performance:

Company Goal	Weight	Financial Incentive Target Range or Strategy Goal	Result	Assessment
Company As Adjusted Revenue Growth and Company Sales Growth (1)	50%	Revenue: 4% to 6% Sales: per internal measures	Revenue 4% Sales below target	Overall, Company As Adjusted Revenue growth was 4%, in line with our guidance for revenue of 4% to 6%. The company did not achieve our internal goal for sales, which was set substantially above the prior year's actual result. We do not disclose sales goals publically due to the potential competitive harm that could result.

				Based on these considerations, the C&BC assessed this result as 70%, consistent with our overall revenue growth and corresponding result within the incentive target range as well as consideration of the below target sales result.
Company As Adjusted Operating Income Growth (2)	15%	Goal based on original guidance 0% to 4% Guidance revised 8/1/16 to 1% to 5%	3%
				3% Company As Adjusted Operating Income growth was within guidance and near the upper end of our incentive target range. We continued to invest in our strategy and were able to deliver strong operating income growth through effective expense controls.
				Based on these considerations, the C&BC assessed this result as 150%, consistent with results relative to the incentive target range and the C&BC's qualitative review.
As Adjusted Diluted EPS Growth (2)	15%	Goal based on original guidance (3)% to 2% Guidance revised 8/1/16 to (2%) to 3%	1%
				As Adjusted Diluted EPS growth for the year of 1% was within guidance and near the upper end of our incentive target range. Results were due to favorable interest rate expense through effective capital planning, combined with strong operating income results.
				Based on these considerations, the C&BC assessed this result as 150%, consistent with results relative to the incentive target range and the C&BC's qualitative review.

Strategy Goal	20%		100%

Globalize the Business		• Execute against strategic initiatives and acquisition integration

		• Address global regulatory change to ensure compliance (e.g., Financial Conduct Authority, Global Data Protection Regulation)

Deliver Indispensable Content		• Accelerate throughput of content

		• Improve data, linkage, and matching/identity resolution by extending global coverage, insight and quality

		• Enhance our security capabilities to protect customer and company data		All but one of our strategic goals were met or exceeded.

Modernize Delivery		• Extend and enhance platform capabilities for as-a-service model		Based on these considerations, the C&BC assessed the overall results of the strategy goal as 100%.

		• Execute the multi-channel and lines of businesses go-to-market strategy

Serve New Customer Needs		• Scale our account-based marketing model by enabling the sales team and generating demand

		• Up the pace of innovation and product/solution enhancement to address new customer needs

Create and Operate as a Forward-Leaning Culture		• Establish world class talent acquisition practices

		• Deepen our development of leaders and team members through modern programs, broader diversity initiatives and innovative processes

		• Transform the culture through creative initiatives, modern systems and leading practices

(1)
For 2016, our As Adjusted Revenue (before the effect of foreign exchange) and GAAP Revenue each increased 4%. See Schedule I to this proxy statement for a quantitative reconciliation of GAAP Revenue to As Adjusted Revenue and the effect of foreign exchange on As Adjusted Revenue growth. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of why we use As Adjusted Revenue growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.

(2)
For 2016, our As Adjusted Operating Income increased 3% and our As Adjusted Diluted Earnings Per Share Attributable to Dun & Bradstreet Common Shareholders increased 1%. On a GAAP basis for 2016, we reported an increase in Operating Income of 7% and a decrease in Diluted Earnings Per Share Attributable to Dun & Bradstreet Common Shareholders of 43%. See Schedules II and III to this proxy statement for a quantitative reconciliation of: (i) GAAP Operating Income to As Adjusted Operating Income; and (ii) GAAP Diluted EPS Attributable to Dun & Bradstreet Common Shareholders to As Adjusted Diluted Earnings Per Share Attributable to Dun & Bradstreet Common Shareholders. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of why we use As Adjusted Operating Income and As Adjusted Diluted Earnings Per Share and why management believes these measures provide useful information to investors.

        During the year, management updated the C&BC at four separate meetings on its quantitative and qualitative assessment of Company performance, based on the outlook at the time, and the projected level of aggregate reward for that performance. The C&BC reviewed and approved the final assessment at its meeting in February 2017.

        The C&BC determined the final payout for 2016 Company performance to be 100% of the target annual cash incentive opportunity. That determination was based on:

  •
  The overall quantitative and qualitative assessment of Company performance as noted in the above table; and

  •
  Other achievements in 2016 considered by the C&BC as noted above in the "Executive Summary" of this "Compensation Discussion & Analysis."

        As also noted earlier, we combine the payout for Company performance with any positive or negative discretionary adjustments, up to 50%, for individual leadership and performance to determine the final 2016 annual cash incentive payments to our named executive officers. In consideration of his leadership in transforming our technology organization, improving operational efficiency and integrating technology, content and analytics, the C&BC increased Mr. Brown's annual cash incentive award by a positive discretionary adjustment of 20%. In consideration of her leadership which resulted in the Company being recognized as one of the Best Places to Work for LGBT Equality by the Human Rights Campaign Foundation, the implementation of a global human resources information system and employee engagement well above the national average, the C&BC increased Ms. William's annual cash incentive award by a positive discretionary adjustment of 20%. The table below summarizes the final payouts to our named executive officers.

2016 Annual Cash Incentive

		Award for Company Performance
Executive Officer	Target	% of Target	Amount	Final Award (as reported in "Summary Compensation Table" in "Non-equity Incentive Plan Compensation" column)
Robert P. Carrigan	$1,105,000	100%	$1,105,000	$1,105,000
Richard H. Veldran	$481,500	100%	$481,500	$481,500
Joshua L. Peirez	$747,500	100%	$747,500	$747,500
Curtis D. Brown	$513,000	100%	$513,000	$615,600
Roslynn Williams	$300,000	100%	$300,000	$360,000

Annual Long-term Incentive (LTI) Program

        Overview. While we tie cash to the achievement of short-term results, we link equity directly to the creation of increased shareholder value over the longer term. 60% of the target total compensation opportunity provided to our named executive officers as a group in 2016 was equity-based. This emphasis reflects our view that there should be a close alignment between executive officer rewards and shareholder value creation.

        Under our 2016 LTI program, 100% of the total economic value of our named executive officers' annual equity-based compensation is performance-based: 50% is delivered in LRSUs and the remaining 50% is delivered in 3-year performance units. For 2016, we tied our long-term incentives to the following measures and performance periods:

Grant	Measure(s)	Performance Period	Rationale for Vehicle
LRSUs	• Dun & Bradstreet stock price appreciation or depreciation	• One-third tied to 2016 • One-third tied to 2016-2017 • One-third tied to 2016-2018

•

Links executives' interests directly with the interests of our shareholders

•

Is less volatile and more retentive than stock options

•

Has a considerably stronger tie to performance than time-based restricted shares or units

Performance Units	• 50% tied to relative total shareholder return (TSR) • 50% tied to Dun & Bradstreet's revenue compound annual growth rate (CAGR)	• 2016-2018 (3 years)

•

Links executives' interests directly with the interests of our shareholders

•

Drives and rewards revenue growth, which we believe is key to growing shareholder value

•

Rewards executives for outperforming the market

Target LTI Grants in 2016

        2016 Equity Grant Levels. In determining the amounts of equity-based compensation for each named executive officer, the C&BC considered a variety of factors including individual performance, leadership competencies, prior executive experience, scope of responsibility and accountability within the organization as well as the total compensation levels for comparable executive positions in the compensation comparison group as noted in the "Pay Positioning and Pay Mix" section of this proxy statement. The C&BC approved the following grants of long-term equity within the context of target total compensation:

Named Executive Officer	Economic Value of Target Grant	Reason for Grant Level
Robert P. Carrigan	$5,000,000	An increase over prior year recognizes his strong performance in his second year as Chief Executive Officer and Director
Richard H. Veldran	$1,000,000	An increase over prior year, representing progression toward competitive target total compensation
Joshua L. Peirez	$1,400,000	An increase over prior year recognizes his promotion and strong performance in 2015, including added responsibility for global sales, execution of important acquisitions and growth in our alliances
Curtis D. Brown	$1,350,000

Includes $850,000 for the annual grant (increased to further recognize his extensive experience and skills as a technology and business leader), as well as a $500,000 performance-based grant (based on the same goals as the annual LTI program) to recognize his promotion to Chief Content and Technology Officer

Roslynn Williams	$500,000	Recognizes her promotion to and role as Chief People Officer

        2016 Target LRSU Grant. As part of our annual LTI program, the C&BC granted target LRSUs to our named executive officers on March 1, 2016 (shown below in the "Grants of Plan-Based Awards Table"). To determine the number of target LRSUs, we divided the economic value of the LRSU grant by the Dun & Bradstreet stock price of $95.35 (i.e., the average fair market value of Dun & Bradstreet's stock price over the first 30 trading days of 2016). The C&BC approved the target LRSU grants under our annual program at its meeting on February 23, 2016.

        Each tranche of LRSUs vests after the conclusion of the performance period and upon review and approval by the C&BC. The vesting schedule for the 2016 target LRSU grant is as follows:

Grant Date	Tranche	Performance Period	Vesting Date
March 1, 2016	First one-third	1 year	March 1, 2017
	Second one-third	2 years	March 1, 2018
	Third one-third	3 years	March 1, 2019

        Actual payouts at the end of each vesting period are determined based on the following parameters:

Appreciation or Depreciation in D&B Stock Price	Payout as a % of Target LRSU Grant
100%	200%
50%	150%
0%	100%
–25%	75%
–50%	50%
Below –50%	0%
Interpolation in between

        2016 Target 3-Year Performance Unit Grant. In addition to the LRSU grant, the other component of our annual long-term incentive program was a 3-year performance unit grant (also shown below in the "Grants of Plan-Based Awards Table").

        We will adjust the initial target grant of performance units up or down based on results over the 3-year performance period. To determine the number of target performance units, we divided the economic value of the target 3-year performance unit grant by the Dun & Bradstreet stock price of $95.35 (i.e., the average fair market value of Dun & Bradstreet's stock price over the first 30 trading days of 2016). The grant date of the target 3-year performance units was March 1, 2016 (the same as the target LRSU grant).

        We split the target grant of performance units into two equal components. We tied the first component to Dun & Bradstreet's 3-year TSR performance relative to the S&P 500 companies. We tied the second component to Dun & Bradstreet's 3-year revenue CAGR. At the end of the 3-year performance period (January 1, 2016 to December 31, 2018), the actual payout in Dun & Bradstreet shares for the performance unit component can range from 0% to 200% of the target grant.

        At its meeting on February 23, 2016, the C&BC approved the following performance parameters to determine the actual award for the first component tied to TSR:

2016-2018 Performance Units
Total Shareholder Return (TSR) Parameters

D&B 3-year Relative TSR Percentile Ranking vs. S&P 500	Payout as % of Target Grant
80th	200%
50th	100%
30th	50%
< 30th	0%
Interpolation in between

        Similarly, the C&BC approved the following parameters to determine the actual award for the second component tied to Dun & Bradstreet's revenue CAGR:

2016-2018 Performance Units
Revenue Compound Annual Growth Rate (CAGR) Parameters

D&B 3-year Revenue CAGR	Payout as % of Target Grant
8.0%	200%
5.0%	150%
4.0%	100%
2.0%	25%
< 2.0%	0%
Interpolation in between

        Each component of the performance unit grant will vest 100% after the conclusion of the 3-year performance period and on the third anniversary of the grant date or March 1, 2019.

Actual LTI Payouts Related to 2016

        LRSU Awards. The C&BC approved actual payouts for prior LRSU grants made to the named executive officers covering the following performance periods:

  •
  Third tranche of 2014 LRSU grant covering the 3-year performance period of 2014 - 2016;

  •
  Second tranche of 2015 LRSU grant covering the 2-year performance period of 2015 - 2016; and

  •
  First tranche of 2016 LRSU grant covering the 1-year performance period of 2016.

As noted above, the measure for these equity awards was Dun & Bradstreet stock price change during the performance period. The parameters used to determine these payouts were the same as described above for the 2016 target LRSU grant. The approved LRSU awards to our named executive officers were as follows:

Actual LRSU Awards Related to 2016

					Actual Payout
				D&B Stock Price Appreciation or Depreciation
	Target LRSUs Vesting	D&B Starting Stock Price	D&B Ending Stock Price		Number of Shares	Payout as % of Tranche Target LRSUs
	3rd Tranche of 2014 LRSU Grant for 2014-2016 Performance Period (1)
Robert P. Carrigan	4,446	$112.46	$120.21	6.9%	4,752	106.9%
Richard H. Veldran	1,112	$112.46	$120.21	6.9%	1,188	106.9%
Joshua L. Peirez	1,482	$112.46	$120.21	6.9%	1,584	106.9%
Curtis D. Brown	1,112	$112.46	$120.21	6.9%	1,188	106.9%
	2nd Tranche of 2015 LRSU Grant for 2015-2016 Performance Period (2)
Robert P. Carrigan	5,579	$119.50	$120.21	0.6%	5,612	100.6%
Richard H. Veldran	1,185	$119.50	$120.21	0.6%	1,192	100.6%
Joshua L. Peirez	1,395	$119.50	$120.21	0.6%	1,403	100.6%
Curtis D. Brown	1,046	$119.50	$120.21	0.6%	1,052	100.6%
Roslynn Williams	140	$119.50	$120.21	0.6%	140	100.6%
	1st Tranche of 2016 LRSU Grant for 2016 Performance Period (3)
Robert P. Carrigan	8,739	$95.35	$120.21	26.1%	11,019	126.1%
Richard H. Veldran	1,747	$95.35	$120.21	26.1%	2,202	126.1%
Joshua L. Peirez	2,446	$95.35	$120.21	26.1%	3,084	126.1%
Curtis D. Brown	2,359	$95.35	$120.21	26.1%	2,974	126.1%
Roslynn Williams	873	$95.35	$120.21	26.1%	1,100	126.1%

(1)
The awarded shares associated with this tranche vested as of March 3, 2017 (except the shares for Mr. Brown which have a vest date of October 1, 2017) and will be reported in the "Option Exercises and Stock Vested Table" in our 2018 proxy statement. This year they continue to be reported in our "Outstanding Equity Awards at Fiscal Year-end Table" for 2016. Based on her date of hire, Ms. Williams did not receive a grant in 2014.

(2)
The awarded shares associated with this tranche vested as of March 2, 2017 (except the shares for Ms. Williams which have vest dates of March 2 and April 1, 2017) and will be reported in the "Option Exercises and Stock Vested Table" in our 2018 proxy statement. This year they continue to be reported in our "Outstanding Equity Awards at Fiscal Year-end Table" for 2016.

(3)
The awarded shares associated with this tranche vested as of March 1, 2017 and will be reported in the "Option Exercises and Stock Vested Table" in our 2018 proxy statement. This year they continue to be reported in our "Outstanding Equity Awards at Fiscal Year-end Table" for 2016.

        2014 3-Year Performance Unit Award. The C&BC also approved the actual results for the prior 3-year performance unit grants made to the named executive officers in 2014. This award covered the performance period of 2014 - 2016. As described above, we tied 50% of the award to Dun & Bradstreet's 3-year TSR performance relative to the S&P 500 companies and the other 50% to Dun & Bradstreet's 3-year revenue CAGR. The parameters used to determine the award for Dun & Bradstreet's TSR performance were the same as noted in the chart above for the 2016 target 3-year performance unit grant. The parameters used to determine the award for Dun & Bradstreet's revenue CAGR were as follows:

D&B 3-year (2014-2016) Revenue CAGR	Payout as % of Target Grant
6.0%	200%
3.0%	100%
1.0%	25%
< 1.0%	0%
Interpolation in between

        Our Revenue CAGR result for this period was 4.2%, which results in a payout of 140.5%. During the 2014-2016 period, the Company undertook M&A activities that had a positive impact on our revenue growth. While this growth was in line with our overall strategy approved by the Board, the C&BC decided to cap the payout at 100% of target for this measure and believes this adjustment appropriately reflects the revenue achievement after taking into consideration the impact of these M&A activities.

        The approved 3-year performance unit results for our named executive officers were as follows:

Actual 3-year Performance Units Results for 2014-2016

				3-year CAGR Result & 3-year Relative TSR Percentile Ranking
					Actual Payout
	Performance Period	Measure	Target Units		Payout %	Number of Shares*	50% vest 3/3/2017	50% vest 3/3/2018
Robert P. Carrigan	2014-2016	Revenue CAGR	6,669	4.2%	100%	6,669	3,334	3,335
		TSR	6,669	28.8th	0%	0	0	0
Richard H. Veldran	2014-2016	Revenue CAGR	1,667	4.2%	100%	1,667	833	834
		TSR	1,667	28.8th	0%	0	0	0
Joshua L. Peirez	2014-2016	Revenue CAGR	2,223	4.2%	100%	2,223	1,111	1,112
		TSR	2,223	28.8th	0%	0	0	0
Curtis D. Brown	2014-2016	Revenue CAGR	1,667	4.2%	100%	1,667	833	834
		TSR	1,667	28.8th	0%	0	0	0

*	50% of these shares vested as of March 3, 2017 (except the shares for Mr. Brown which have a vest date of October 1, 2017) and will be reported in the "Option Exercises and Stock Vested Table" in our 2018 proxy statement. This year they continue to be reported in our "Outstanding Equity Awards at Fiscal Year-end Table for 2016." The remaining 50% will vest on March 3, 2018.

        Ms. Williams became a member of the executive team in 2016, after the 2014 grant, and therefore was not eligible for this award.

Other Vesting Equity Grants

        Attracting and retaining key executives is critical to the achievement of our business objectives. In recognition of that principle, the C&BC may periodically make special equity grants to executives it deems critical to the Company's current and future success. The specific features of such grants are tailored to each situation.

        Award from Third Tranche of Special 2013 Target LRSU Grant. When Mr. Carrigan was hired as President and Chief Executive Officer and Director of the Company in October 2013, the C&BC awarded him a grant of 9,678 LRSUs with an estimated economic value of $1,000,000. The C&BC tied this special grant to 1-, 2- and 3-year Dun & Bradstreet stock price change. The grant date was October 7, 2013, Mr. Carrigan's date of hire.

        Like the grant of LRSUs under our annual LTI program described above, we split Mr. Carrigan's target grant of 9,678 LRSUs into three equivalent tranches of 3,226 target LRSUs each. These LRSUs operate in the same way as our annual LRSUs as described above. The table below summarizes the actual payout for the third tranche of Mr. Carrigan's special 2013 target LRSU grant, covering the 3-year period of October 2013 - October 2016:

						Third Tranche Payout (1/3rd)
		Third Tranche Target LRSUs (1/3rd)			D&B Stock Price Appreciation or Depreciation
	Total Target LRSUs		D&B Starting Stock Price	D&B Ending Stock Price		Number of Shares	Payout as % of Tranche Target LRSUs
Robert P. Carrigan	9,678	3,226	$107.40	$122.91	14.4%	3,690	114.4%

        The payout from this tranche of the 2013 target LRSU grant is reflected in the Option Exercises and Stock Vested Table.

Stock Ownership Guidelines

        Under the Company's stock ownership guidelines, we expect our named executive officers and all other executive officers of the Company over time to achieve a minimum specified level of ownership in our common stock. These guidelines reinforce the objectives of our executive compensation program to:

  •
  Align senior executives' individual financial interests with those of shareholders; and

  •
  Encourage senior executives to focus on long-term value creation.

        The levels of stock ownership are a multiple of the executive officer's salary. For our CEO, the minimum level of stock ownership is six times salary. For our other named executive officers, the minimum level of stock ownership is four times salary. These multiples, which are above our peer group median levels, demonstrate our senior executives' commitment to Dun & Bradstreet and their personal financial stake in the Company.

        Shares counted toward satisfaction of the ownership guidelines include all stock owned outright, restricted stock units, half of target performance-based restricted stock units (both LRSUs and 3-year performance units), units in the Dun & Bradstreet Common Stock Fund of our 401(k) Plan, and half of the shares underlying vested stock options. There is no timeframe for achieving the ownership guidelines. However, we expect the named executive officer covered by these guidelines to retain 100% of the net shares resulting from equity-based compensation payouts and shares otherwise acquired by them outright until the named executive officer achieves the guideline multiple. Once met, the named executive officer must retain a sufficient number of shares to comply with the guidelines until termination of service with the Company. The named executive officer may only trade shares in excess of the guidelines within designated open window periods in accordance with the Company's Inside Information and Securities Trading Policy.

        Each year, the C&BC reviews each of our named executive officer's status and progress toward achieving the guidelines. Noted below is the stock ownership of each of our named executive officers as of December 31, 2016. Mr. Veldran is just below his ownership target due to a recent drop in our stock price. The ownership levels for Mr. Brown and Ms. Williams reflect the fact that Mr. Brown became an executive officer on November 2, 2015 and Ms. Williams became an executive officer on February 1, 2016. At the time of any transaction during 2016, our named executive officers were in compliance with our ownership and retention guidelines.

 Stock Ownership as a Multiple of Salary

Name	Guideline as Multiple of Salary	Actual Ownership as Multiple of Salary
Robert P. Carrigan	6	9.1
Richard H. Veldran	4	3.8
Joshua L. Peirez	4	5.2
Curtis D. Brown	4	2.9
Roslynn Williams	4	1.0

Nonqualified Deferred Compensation

        Our Key Employees' Nonqualified Deferred Compensation Plan allowed our named executive officers and eligible key employees to defer receipt of current income into the future and/or to accumulate capital on a tax-deferred basis for a planned future event. Under this plan, participants could voluntarily defer the payment of both salary and annual cash incentives. A description of plan details is provided under the Nonqualified Deferred Compensation Table. No executive elected to defer any compensation earned in 2016 under the plan. Effective January 1, 2017, the plan was amended to suspend all deferrals of compensation earned after 2016 under the plan.

Nonqualified Retirement Benefits

        Messrs. Peirez and Veldran participate in our nonqualified Executive Retirement Plan, or ERP. We designed the plan originally to provide retirement income and disability benefits to attract and retain the executives of the Company, including, in particular, those executives who joined the Company in the middle of their career. Effective April 4, 2011, we closed the ERP to new participants.

        Additional details on the nonqualified retirement plans are in the applicable section following the Pension Benefits Table.

Change in Control Benefits

        We believe that change in control benefits help protect shareholder interests. These benefits enable our named executive officers to make decisions in the interest of our shareholders without concern over the impact on them personally. In addition, these benefits provide an incentive for our named executive officers to continue their employment with Dun & Bradstreet during the change in control event.

        Equity granted on or after January 1, 2013 and all cash benefits are only "triggered" (i.e., vested or payable on an accelerated basis) if the named executive officer is terminated without cause or resigns for good reason in connection with a change in control and within the specified twenty-four month period following a change in control event. All cash benefits (including severance) under the revised Change in Control Plan are also subject to a "double trigger."

        For equity granted prior to January 1, 2013, upon a change in control, unvested options become immediately vested and exercisable and restrictions on RSUs immediately lapse.

        A detailed description of our change in control benefits is set forth in the "Overview of Change in Control, Severance and Other Arrangements" section of this proxy statement.

Severance Benefits

        We also provide our named executive officers with severance benefits if their employment is terminated as a result of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a resignation for good reason, in each case not related to a change in control of Dun & Bradstreet. We provide severance benefits through our Career Transition Plan, in which all of our named executive officers participate. Severance benefits under this plan are available to all employees of the Company. We believe that severance benefits enable our compensation program to remain competitive with the market for executive talent and allow for orderly transitions without individual negotiations.

        A detailed description of our severance plan is set forth in the "Overview of Change in Control, Severance and Other Arrangements" section of this proxy statement.

External Benchmarking

        Market data provide a reference and framework for decisions about the base salary, target annual cash incentives, and the appropriate level of long-term incentives for each of our named executive officers. However, due to year-over-year variability and the inexact science of matching and pricing executive jobs, we do not use market data as the sole criterion in determining a specific pay level. Therefore, in setting the target pay for our named executive officers, the C&BC reviews market data along with other factors, including the scope of responsibility and accountability within the organization, prior experience, marketability, leadership competencies and individual performance.

        Market data also help ensure our other executive compensation program components are competitive with prevalent practice and trends. Therefore, we review the design of our annual cash incentive opportunity and long-term incentive program, the prevalence of executive benefits and perquisites, our stock ownership guidelines and severance and change in control benefits against our compensation comparison group as well as the general industry.

        Compensation Comparison Group. In consultation with Meridian, our independent compensation consultant, each year the C&BC reviews and selects companies for our compensation comparison group because they:

  •
  are within our general "industry;"

  •
  are broadly within our size range, using revenue (up to approximately three times that of Dun & Bradstreet) and market capitalization (up to approximately four times that of Dun & Bradstreet) as parameters;

  •
  have executive positions comparable to ours, requiring a similar set of leadership skills and experience; and

  •
  are representative of those with whom we compete for business and/or executive talent.

        In addition to the above, companies are included in the compensation comparison group only if executive pay data is available either through Equilar's Executive Compensation Survey proprietary database or through publicly available proxy information.

        Our compensation comparison group used for 2016 compensation decisions included the following 24 companies in financial services, business information and technology services:

Acxiom Corporation	ICF International, Inc.
Alliance Data Systems Corporation	IHS Markit Ltd.
Broadridge Financial Solutions, Inc.	IMS Health, Inc.
Convergys Corporation	Moneygram International, Inc.
Corelogic, Inc.	Moody's Corporation
Deluxe Corporation	Morningstar, Inc.
DST Systems, Inc.	Navigant Consulting, Inc.
Equifax, Inc.	Paychex, Inc.
Factset Research Systems, Inc.	S&P Global (McGraw Hill Financial, Inc.)
Fair Isaac Corporation	Total System Services, Inc.
Fiserv, Inc.	The Ultimate Software Group, Inc.
Global Payments, Inc.	Verisk Analytics, Inc.

        The C&BC reviews our pay positioning and performance versus our compensation comparison group, covering:

  •
  Base salaries;

  •
  Target and actual annual cash incentives;

  •
  Target and actual annual total cash (i.e., base salaries plus target and actual annual cash incentives);

  •
  Long-term incentives (grant date and actual values); and

  •
  Target and actual total direct compensation (i.e., target and actual annual total cash plus grant date values of long-term incentives).

        We strongly believe that there should be a link between a company's performance and its pay levels. Therefore, the analyses included the relationship between executive officer compensation and Company performance over several years.

        During our annual peer group review this past year, we updated our compensation comparison group for 2017 pay decisions, to maintain a peer group characteristic of Dun & Bradstreet's size and market for executive team talent:

Action	Company	Sector / Industry	Revenue Size	Reason
Deleted	Alliance Data Systems Corporation	Technology / Business Software & Services	$6.4B	Size
Deleted	Fiserv, Inc.	Services / Business Services	$5.2B	Size
Added	CEB Inc.	Services / Management Services	$928M	Size and industry: Insight and Technology Company, provides data analysis, research, and advisory services.
Added	MSCI Inc.	Technology / Processing Systems & Products	$1.075B	Size and industry: Offers content, applications, and services to support the needs of institutional investors. Operates through three segments: Index, Analytics, and All Other.

        Based on the size parameters as well as the qualitative criteria cited above, the C&BC views the compensation comparison group as an appropriate group for benchmarking. These changes place Dun & Bradstreet near the median of the peer group in terms of revenue and market capitalization.

Executive Compensation Recoupment Policy

        The Incentive Compensation Recoupment Policy, or ICRP, covers former, current and future members of the Company's executive team and any other Section 16 officers. The ICRP covers all of our named executive officers and applies to all cash and equity incentive compensation awarded or still outstanding on or after January 1, 2013.

        Under the ICRP, the C&BC may, in its sole discretion and to the extent permitted by applicable law, direct the Company to recover the excess amount of any cash or equity incentive compensation granted, awarded, vested or paid to a covered executive where:

  •
  The grant, vesting or payment of the incentive compensation was, in whole or part, based on the achievement of certain financial results that were subsequently restated due to material noncompliance with any financial reporting requirements under the securities laws; and

  •
  The incentive compensation based upon the financial results as restated is lower than that actually granted, vested or paid.

        The C&BC, in its discretion, determines the value of the excess amount to be recovered or reduced. The C&BC may forego requiring recoupment of incentive compensation that was unconditionally received by a covered executive more than three years before the date on which the Company is required to prepare an accounting restatement.

        The Company can recoup excess payments by:

  •
  Seeking repayment directly from the covered executive, including the assets of the covered executive;

  •
  Reducing the amount that is otherwise payable to the covered executive under any compensatory plan, program, or arrangement maintained by Dun & Bradstreet, including the canceling of outstanding equity awards; and/or

  •
  Withholding future compensation that the Company might otherwise provide, in accordance with Dun & Bradstreet's usually applicable compensation programs and practices.

Employment Agreements

        None of our named executive officers has an employment agreement with the Company.

Tax Impact and Deductibility

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain officers unless certain specific and detailed criteria are satisfied. The C&BC considers the anticipated tax treatment to Dun & Bradstreet and our named executive officers in its review and establishment of compensation programs and payments. With regard to the annual cash incentive and the LTI program (i.e., RSUs, LRSUs and 3-year performance unit grants) as described above, we intended to comply with the performance-based compensation exemption available under Section 162(m) in order to enhance the likelihood that these amounts will be fully deductible. We also intended compensation resulting from the exercise of outstanding stock options to be deductible, without regard to Section 162(m). However, notwithstanding the C&BC's efforts, no assurance can be given that compensation will be fully deductible under Section 162(m). The C&BC has determined, and in the future may determine, to award compensation that is not deductible under Section 162(m).

        With respect to our annual cash incentive program, the C&BC designated our named executive officers as participants in our Covered Employee Incentive Plan, or CEIP, which is a shareholder approved plan. On February 23, 2016, the C&BC established a maximum annual cash incentive opportunity of eight-tenths of one percent of our 2016 earnings before taxes (defined as the Company's income from continuing operations before provision for income taxes and equity in net income of affiliates, on an As Adjusted basis) for our CEO and five-tenths of one percent of our 2016 earnings before taxes for each of our other named executive officers. Consistent with prior years, the C&BC selected earnings before taxes as the appropriate measure in setting the maximum incentive opportunity since it considers profitable revenue growth over time as a key driver in creating shareholder value. We deemed the percentages selected for our CEO and for our other named executive officers, based on historical results, to generate reasonable levels of maximum incentive opportunity given the nature and scope of our executive positions. Actual annual cash incentive payouts to our CEO and our other named executive officers were less than these maximums as described above. In 2016, our earnings before taxes were $396.5 million. Therefore, the maximum annual cash incentive opportunity for our CEO was $3.2 million and for our other named executive officers the maximum was $2.0 million per participant. The amounts determined by these formulae also represent the maximum long-term equity incentive payout for the CEO and other named executive officers for the 2016 fiscal year.

        We intended the established maximum incentive opportunity payments under the CEIP to comply with the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code and to enhance the likelihood that any cash amount paid to our participating named executive officers under the CEIP will be fully deductible. Accordingly, we conditioned the maximum incentive opportunity upon performance requirements intended to comply with Section 162(m). However, no assurance can be given that payments under the CEIP will be fully deductible under Section 162(m).

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

        The C&BC has reviewed and discussed with management of Dun & Bradstreet the CD&A section of this proxy statement. Based on our review and discussions, we recommended to the Board, and the Board has approved, that the CD&A be included in this proxy statement for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Compensation & Benefits Committee

Paul R. Garcia, Chairman
Cindy Christy
Christopher J. Coughlin
Judith A. Reinsdorf

February 22, 2017

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation earned by or paid to our Chairman and CEO, our Chief Financial Officer and each of our other three most highly compensated executive officers of the Company and our subsidiaries with respect to the fiscal year ended December 31, 2016. All of these individuals are collectively referred to as our named executive officers.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-equity Incentive Plan Compensation ($) (1)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)(7)	Total ($)
Robert P. Carrigan	2016	850,000	0	5,390,865	1,105,000	0	4,958	7,350,823
Chairman and Chief Executive Officer	2015	850,000	0	5,186,932	884,000	0	9,665	6,930,597
("Principal Executive Officer")	2014	850,000	0	2,345,063	994,500	0	9,100	4,198,663
Richard H. Veldran	2016	535,000	0	1,078,112	481,500	655,957	16,099	2,766,668
Chief Financial Officer	2015	520,000	25,000	1,102,101	374,400	505,142	19,120	2,545,763
("Principal Financial Officer")	2014	520,000	0	586,201	421,200	908,738	25,133	2,461,272
Joshua L. Peirez	2016	650,000	0	1,509,377	747,500	785,140	27,620	3,719,637
President and Chief Operating Officer	2015	600,000	100,000	1,296,735	480,000	625,365	30,024	3,132,124
	2014	600,000	0	1,657,036	648,000	677,318	29,387	3,611,741
Curtis D. Brown	2016	570,000	0	1,455,507	615,600	0	5,410	2,646,517
Chief Content and Technology Officer	2015	520,000	250,000	972,549	374,400	0	4,916	2,121,865
Roslynn Williams (8)	2016	395,014	100,000	539,005	360,000	0	445,762	1,839,781
Chief People Officer

(1)
The amounts shown have not been reduced by any deferrals that our named executive officers may have made under qualified or nonqualified deferred compensation plans offered by Dun & Bradstreet.

(2)
Ms. Williams received a special cash award for her interim role as Chief People Officer.

(3)
The equity awards in fiscal year 2016 are described in the CD&A and are included in the "Grants of Plan-Based Awards Table" below. The value shown represents the aggregate grant date fair value of each year's awards, as calculated in accordance with GAAP based on the probable outcomes of the performance conditions judged at the time of grant, without regard to our forfeiture assumptions. If the maximum performance were attained, the grant date fair value of the awards would be as follows: Mr. Carrigan = $6,665,550, Mr. Veldran = $1,333,050, Mr. Peirez = $1,866,309, Mr. Brown = $1,799,702 and Ms. Williams = $666,474. In determining these amounts for maximum performance, only the grant date fair value for the Revenue CAGR component of the 3-year performance units is subject to increase (in this case doubling). The fair values of the other equity grants are fixed regardless of future performance. For more information on how we value stock-based awards (including assumptions made in such valuation), refer to "Note 11 Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value.

(4)
The amounts shown represent non-equity incentive plan payments received by our named executive officers pursuant to our CEIP during the applicable year. For 2016, these cash awards were earned in the 2016 performance year and paid on March 15, 2017.

(5)
Amounts represent the aggregate change in the actuarial present value of our named executive officers' qualified and nonqualified defined benefit plans accrued during the applicable year. These plans include the Dun & Bradstreet Retirement Account Plan, the Pension Benefit Equalization Plan, and the Executive Retirement Plan. Messrs. Carrigan and Brown, and Ms. Williams are not eligible to participate since they joined the Company after all the plans were closed to new participants. No executive received above market or preferential earnings on nonqualified deferred compensation plan benefits.

(6)
The amounts shown include our aggregate annual contributions for the account of each named executive officer under our tax qualified defined contribution plan, the Dun & Bradstreet 401(k) Plan.

(7)
The terms of the RSUs granted to our named executive officers provide for the accrual of dividend equivalent units based on the same rate established from time to time for our common stock, settled in shares at the time of settlement of the corresponding RSUs. Amounts shown include the value of all dividend equivalent units credited in 2016. Dividend equivalent units are not accrued for LRSUs or performance unit grants made under the long-term incentive program discussed in our CD&A.

(8)
For Ms. Williams, included in the All Other Compensation is $280,910 related to relocation costs and $155,830 in tax assistance for relocation costs.

 GRANTS OF PLAN-BASED AWARDS TABLE

        The following table sets forth a summary of all grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2016:

					Estimated Future Possible Payouts Under Equity Incentive Plan Awards (2)
			Estimated Future Possible Payouts Under Non-equity Incentive Plan Awards (1)
							Grant Date Fair Value of Stock and Option Awards $ (3)
Name	Grant Date	Committee Approval Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Robert P. Carrigan	03/01/2016	02/23/2016	1,105,000	2,210,000	26,218	52,436	2,695,625	(4)
	03/01/2016	02/23/2016			13,110	26,220	1,274,685	(5)
	03/01/2016	02/23/2016			13,110	26,220	1,420,555	(6)
Richard H. Veldran	03/01/2016	02/23/2016	481,500	963,000	5,243	10,486	539,064	(4)
	03/01/2016	02/23/2016			2,622	5,244	254,937	(5)
	03/01/2016	02/23/2016			2,622	5,244	284,111	(6)
Joshua L. Peirez	03/01/2016	02/23/2016	747,500	1,495,000	7,340	14,680	754,669	(4)
	03/01/2016	02/23/2016			3,671	7,342	356,931	(5)
	03/01/2016	02/23/2016			3,671	7,342	397,777	(6)
Curtis D. Brown	03/01/2016	02/23/2016	513,000	1,026,000	7,078	14,156	727,731	(4)
	03/01/2016	02/23/2016			3,540	7,080	344,194	(5)
	03/01/2016	02/23/2016			3,540	7,080	383,582	(6)
Roslynn Williams	03/01/2016	02/23/2016	300,000	600,000	2,621	5,242	269,481	(4)
	03/01/2016	02/23/2016			1,311	2,622	127,469	(5)
	03/01/2016	02/23/2016			1,311	2,622	142,056	(6)

(1)
The amounts shown represent the target and maximum non-equity incentive opportunities for each of our named executive officers under our CEIP. A detailed description of this plan is set forth in our CD&A.

(2)
As described in our CD&A, on March 1, 2016, our named executive officers received LRSUs and performance units as part of our long-term incentive program. The 2016 target units will be adjusted at the end of each performance period based on the performance relative to each parameter. The actual number of units earned for the first tranche of the annual LRSU grant is noted in our CD&A.

If the employment with Dun & Bradstreet of any of our named executive officers terminates for any reason (other than death or disability) prior to the first anniversary of the grant date or for any reason (other than death, disability or retirement) on or after the first anniversary of the grant date, the named executive officer forfeits all rights to and interests in the unvested LRSUs and/or performance units. If the named executive officer's employment with Dun & Bradstreet terminates due to death or disability, any unvested LRSUs and/or performance units will become vested. If the named executive officer's employment with Dun & Bradstreet terminates on or after the first anniversary of the grant date due to retirement, a pro rata portion of the actual number of LRSUs and/or performance units will vest based on attainment of the performance parameters corresponding to each performance period. Refer to "Potential Post-Employment Compensation Table" section for details on treatment of equity in the event of a change in control.

(3)
Amounts shown represent the grant date fair value, as calculated in accordance with GAAP, without regard to our forfeiture assumptions. For the grants that are subject to the satisfaction of a relative market condition, described in footnote 6 below, the grant date fair value of these awards reflects the probability that the market condition may be met as calculated by an independent third-party consulting organization. For the awards that are subject to internal performance-based measures, described in footnote 5 below, the amounts shown reflect estimates of the probable outcomes of the performance conditions judged as of the time of grant.

For more information on how we value stock-based awards (including assumptions made in such valuation), refer to "Note 11 Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value.

(4)
The market condition for the LRSU grant, which is Dun & Bradstreet common stock price appreciation or depreciation over the applicable performance period, is described in the CD&A. The fair value of this award will not change based on actual results.

(5)
The internal performance-based criteria tied to the Revenue CAGR component of the 3-year performance units is described in the CD&A. If the maximum performance were obtained for this award, the fair value would be equal to two times the amount shown.

(6)
The relative market condition for the TSR component of the 3-year performance units is described in the CD&A. The fair value of this award will not change based on actual results.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The following table sets forth a summary of all outstanding equity awards held by each of our named executive officers as of December 31, 2016:

		Stock Awards
Name	Grant Date	Equity- Incentive Plan Awards Number of Shares or Units of Stock That Have Not Vested (#) (1)(2)		Equity- Incentive Plan Awards Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity- Incentive Plan Awards Number of Unearned Shares or Units of Stock That Have Not Vested (#) (2)	Equity- Incentive Plan Awards Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Robert P. Carrigan	03/03/2014	4,752	(3)
	03/03/2014	6,669	(4)
	03/03/2014	0	(5)
	03/02/2015	5,612	(6)		5,546
	03/02/2015				8,368
	03/02/2015				8,368
	03/01/2016	11,019	(7)		15,199
	03/01/2016				13,110
	03/01/2016				13,110
				3,403,269		7,728,205
Richard H. Veldran	03/01/2012	1,563	(1)
	03/01/2013	294	(8)
	03/01/2013	595	(9)
	03/03/2014	1,188	(3)
	03/03/2014	1,667	(4)
	03/03/2014	0	(5)
	03/02/2015	1,192	(6)		1,179
	03/02/2015				1,778
	03/02/2015				1,778
	03/01/2016	2,202	(7)		3,041
	03/01/2016				2,622
	03/01/2016				2,622
				1,055,605		1,579,586
Joshua L. Peirez	03/01/2013	448	(8)
	03/01/2013	907	(9)
	03/03/2014	8,891	(1)
	03/03/2014	1,584	(3)
	03/03/2014	2,223	(4)
	03/03/2014	0	(5)
	03/02/2015	1,403	(6)		1,387
	03/02/2015				2,092
	03/02/2015				2,092
	03/01/2016	3,084	(7)		4,256
	03/01/2016				3,671
	03/01/2016				3,671
				2,249,273		2,082,943
Curtis D. Brown	10/01/2014	1,188	(3)
	10/01/2014	1,667	(4)
	10/01/2014	0	(5)
	03/02/2015	1,052	(6)		1,040
	03/02/2015				1,569
	03/02/2015				1,569
	03/01/2016	2,974	(7)		4,104
	03/01/2016				3,540
	03/01/2016				3,540
				834,803		1,863,718
Roslynn Williams	03/02/2015	168	(1)
	03/02/2015	84	(6)		84
	04/01/2015	112	(1)
	04/01/2015	56	(6)		56
	03/01/2016	1,100	(7)		1,521
	03/01/2016				1,311
	03/01/2016				1,311
				184,406		519,614

Since 2012, no stock options have been granted and our named executive officers have no stock options outstanding.

(1)
Grants of RSUs generally vest one third on the first, second and third anniversary of the grant date. The grants to Messrs. Veldran (March 1, 2012, grant of 6,250 RSUs) and Peirez (March 3, 2014, grant of 8,891 RSUs) vest 50% on the third anniversary of the date of grant, 25% on the fourth anniversary of the date of grant and 25% on the fifth anniversary of the date of grant.

  For grants prior to 2015, if any of our named executive officers is terminated due to retirement, death or disability on or after the first anniversary of the grant date, any unvested RSUs become fully vested as of the termination date. For grants during or after 2015, if any of our named executive officers is terminated due to death or disability or on or after the first anniversary of the grant date due to retirement, any unvested RSUs become fully vested as of the termination date. For all other terminations, the named executive officer forfeits all rights to and interests in the unvested RSUs.

  Refer to "Potential Post-Employment Compensation Table" section for details on treatment of equity in the event of a change in control.

(2)
Grants of LRSUs and performance units made to our named executive officers as part of our annual equity plan (March 3, 2014, March 2, 2015 and March 1, 2016) are described in our CD&A. The target units will be adjusted at the end of each performance period based on the performance relative to each measure. The LRSUs vest over three years from the grant date. Performance units granted in 2014 vest 50% on the third anniversary of the grant date after the end of the 3-year performance period and 50% on the fourth anniversary of the grant date. Performance units granted on March 2, 2015 and March 1, 2016 vest 100% on the third anniversary of the grant date after the end of the 3-year performance period.

  For our LRSUs and performance units, if any of our named executive officer's employment with Dun & Bradstreet terminates for any reason (other than death, disability or retirement) the named executive officer forfeits all rights to and interests in the unvested LRSUs and/or performance units. For terminations on or after the first anniversary of the grant date due to retirement, a pro rata portion of the actual number of LRSUs and/or performance units will be earned and vested based on attainment of the performance parameters corresponding to each performance period. For grants prior to 2015, (1) terminations prior to the first anniversary of the grant date due to retirement, death or disability, any unvested LRSUs and/or performance units are forfeited and (2) terminations on or after the first anniversary of the grant date due to death or disability, any unvested LRSUs and/or performance units become vested at target. For grants during or after 2015, for termination due to death or disability, any unvested LRSUs and/or performance units vest at target, while termination due to retirement is treated in the same manner as for grants prior to 2015.

  Refer to "Potential Post-Employment Compensation Table" section for details on treatment of equity in the event of a change in control.

(3)
As noted in the CD&A, the performance period for the third tranche of the 2014 LRSU grant was completed December 31, 2016. The earned award was 106.9% of the target LRSUs and vested on the third anniversary of the grant date.

(4)
As noted in the CD&A, the performance period for the 3-year CAGR performance unit grant was completed December 31, 2016. The earned award was 100% of the target CAGR performance units and vested fifty percent on the third anniversary of the grant date and fifty percent will vest on the fourth anniversary of the grant date.

(5)
As noted in the CD&A, the performance period for the 3-year TSR performance unit grant was completed December 31, 2016. The earned award was 0% of the target TSR performance units.

(6)
As noted in the CD&A, the performance period for the second tranche of the 2015 LRSU grant was completed December 31, 2016. The earned award was 100.6% of the target LRSUs and vested on the second anniversary of the grant date.

(7)
As noted in the CD&A, the performance period for the first tranche of the 2016 LRSU grant was completed December 31, 2016. The earned award was 126.1% of the target LRSUs and vested on the first anniversary of the grant date.

(8)
The performance period for the 3-year CAGR performance unit grant on March 3, 2013, was completed December 31, 2015 and the final fifty percent vested on the fourth anniversary of the grant date.

(9)
The performance period for the 3-year TSR performance unit grant on March 3, 2013, was completed December 31, 2015, and the final fifty percent vested on the fourth anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED TABLE

        The following table sets forth the number of shares acquired and the value realized by our named executive officers upon the exercise of stock options and the vesting of RSU and LRSU awards during the fiscal year ended December 31, 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)(2)	Value Realized on Vesting ($) (1)(2)
Robert P. Carrigan	0	0	11,911	1,273,180
Richard H. Veldran	21,500	1,260,587	6,392	626,124
Joshua L. Peirez	28,575	1,697,231	6,885	675,325
Curtis D. Brown	0	0	1,776	210,861
Roslynn Williams	0	0	248	24,963

(1)
The terms of the RSUs granted to our named executive officers provide for the accrual of dividend equivalent units based on the same rate established from time to time for our common stock, settled in shares at the time the restrictions lapse on the corresponding RSUs. Amounts shown include the accrued dividend equivalent units on RSU grants.

(2)
The Performance Units granted to Messrs. Veldran and Peirez as part of the 2013 annual long-term incentive program were adjusted downward to reflect the results of the measures for CAGR and TSR, to a payout of 36.2% of target and 73.3% of target, respectively, of which 50% vested in 2016. The third tranche of the target LRSU grants made to Messrs. Veldran and Peirez as part of the 2013 annual long-term incentive program were adjusted to reflect a 17.9% appreciation of Dun & Bradstreet's stock price for the third performance period. The second tranche of the target LRSU grants made to Messrs. Carrigan, Veldran, Peirez and Brown as part of the 2014 annual long-term incentive program were adjusted to reflect a 15.2% depreciation of Dun & Bradstreet's stock price for the second performance period. The first tranche of the target LRSU grants made to the NEOs as part of the 2015 annual long-term incentive program were adjusted to reflect a 20.2% depreciation of Dun & Bradstreet's stock price for the first performance period. The third tranche of the target LRSU grant made to Mr. Carrigan on his date of hire was adjusted to reflect a 14.4% appreciation of Dun & Bradstreet stock price for the third performance period. The actual awards, based on the performance adjustments, are in Dun & Bradstreet stock. Amounts shown include the total earned shares at the time the restrictions lapsed.

PENSION BENEFITS TABLE

        The table below sets forth a summary of the benefits accrued for the two named executive officers under our defined benefit pension plans as of December 31, 2016. Messrs. Carrigan and Brown and Ms. Williams were not eligible for these benefits since the plans were frozen prior to their employment with the Company.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Richard H. Veldran	Executive Retirement Plan	10.0	4,267,276	0
	Pension Benefit Equalization Plan	2.8	18,085	0
	Retirement Account	2.8	52,291	0
Joshua L. Peirez	Executive Retirement Plan	6.3	2,855,326	0
	Pension Benefit Equalization Plan*	0.0	0	0
	Retirement Account*	0.0	0	0

*
Not eligible to participate in the plan since the plan was frozen prior to Mr. Peirez's employment with the Company.

        Our pension plans for executives are as follows:

  •
  A nonqualified benefit plan, referred to as the Executive Retirement Plan (ERP) — only two named executive officers (Messrs. Veldran and Peirez) are eligible for this legacy plan;

  •
  A nonqualified excess benefit plan, referred to as the Pension Benefit Equalization Plan (PBEP) — only one named executive officer (Mr. Veldran) is eligible for this legacy plan; and

  •
  A tax qualified cash balance pension plan, referred to as the Retirement Account — only one named executive officer (Mr. Veldran) is eligible for this legacy plan.

        All of the above plans were either frozen or closed to new participants as described below in the summary for each plan.

        Under the Retirement Account and PBEP, years of credited service are counted starting one year after the date of hire and stopping on June 30, 2007, the date the plan was frozen. Under the ERP, years of credited service are counted starting on the date of hire to ensure that participants can attain a competitive retirement benefit at retirement. The following actuarial assumptions were used in the calculation of the benefits in the Pension Benefits Table:

  •
  The "Present Value of Accumulated Benefit" column reflects the value of the accrued pension benefit payable at normal retirement under each plan in which the executive participates as of December 31, 2016;

  •
  "Normal retirement" is defined as age 65 in the Retirement Account and PBEP. The ERP does not define "normal retirement" so the values reflect payment at the first age at which unreduced benefits are payable from the plan (generally, age 55);

  •
  The interest rates as of December 31, 2016 were 3.75% for the Retirement Account, 3.68% for PBEP and 3.72% for the ERP. The mortality assumption is based on the RP2014 Healthy Annuitant table projected using Scale MP2016 for all plans; and

  •
  Present values at assumed retirement ages are discounted to each individual's current age using an interest-only discount with no mortality assumption.

        Normal forms of payment are reflected for each plan unless our named executive officer has elected a lump sum in either the PBEP or ERP. Messrs. Peirez and Veldran have a lump sum election in effect for the ERP; Mr. Veldran also has a lump sum election for the PBEP. The interest rates used to value the lump sum at the assumed retirement date are the December 2016 Internal Revenue Code Section 417(e) segment rates and the mortality assumption is the Internal Revenue Code Section 417(e) mortality table for 2017 per each plan's provisions.

        Retirement Account. The Retirement Account was frozen for all of our employees effective July 1, 2007 and the plan was closed to new participants on that date. The accrued benefits in the Retirement Account for all non-vested participants active as of June 30, 2007 became 100% vested on that date. As a result of the freeze, no additional benefits have accrued under the Retirement Account after June 30, 2007, although existing balances will continue to accrue interest.

        The Retirement Account's normal retirement age is 65. Upon termination of employment, a vested participant can elect to receive immediately 50% of his or her benefit as a lump sum or annuity, with the residual 50% being paid at age 55 or later as an annuity. In addition, if a participant meets the requirements for an Early or Normal Retirement, the participant can elect to receive 50% of his or her benefit as a lump sum and the remainder as an annuity or his or her entire benefit as an annuity. The single life annuity option provides the highest monthly dollar amount under the Retirement Account. A participant can elect other actuarially equivalent annuity options that provide lower monthly dollar amounts to the participant in order to provide survivor benefits.

        Pension Benefit Equalization Plan. Effective July 1, 2007, the PBEP also was frozen for all of our employees and the plan was closed to new participants. As a result of the freeze, no additional benefits have accrued under this plan after June 30, 2007, although existing balances will continue to accrue interest.

        Executive Retirement Plan. Effective April 4, 2011, the ERP was closed to new participants. The two named executive officers who remain participants will continue to accrue a benefit in accordance with plan rules. The ERP provides a target annual benefit equal to 4% of the participant's average final compensation (salary plus actual cash incentive) for each of the first 10 years of service to a maximum benefit percentage of 40% of the participant's average final compensation. This benefit is reduced by 15% for vested participants who leave prior to age 55. Average final compensation is equal to the participant's highest consecutive 60 months of compensation out of his or her last 120 months. A participant is 100% vested in the applicable benefit upon completion of five years of participation in the plan.

        The target annual benefit payment from the ERP is offset by any pension benefits earned in the Retirement Account, PBEP or any other pension plan sponsored by Dun & Bradstreet or one of its affiliates and the participant's estimated Social Security retirement benefit. Compensation used in determining the ERP benefit includes base salary, cash bonus payments, commissions and lump sum payments in lieu of merit increases. The normal form of benefit payment under the ERP is a straight life annuity for single participants and a fully subsidized joint and 50% survivor annuity for married participants.

        The interest rates used to value the lump sum at the assumed retirement date are the December 2016 Internal Revenue Code Section 417(e) segment rates and the mortality assumption is the Internal Revenue Code Section 417(e) mortality table for 2017. Benefit payments under the ERP begin on the later of attainment of age 55 or the first of the month following the date a participant retires. If a participant dies while actively employed, his or her spouse is entitled to receive 50% of the benefit that otherwise would have been payable to the participant at age 55. If a participant dies while receiving benefit payments, the surviving spouse receives a benefit equal to 50% of what the participant was receiving. In the event a participant becomes totally and permanently disabled, he or she will receive annual disability payments equal to 60% of his or her compensation until age 65 offset by any other disability income the participant is receiving.

 NONQUALIFIED DEFERRED COMPENSATION TABLE

        The following table sets forth a summary of the nonqualified deferred compensation benefits as of December 31, 2016. Mr. Veldran is the only named executive officer who has a balance.

		Nonqualified Deferred Compensation
Name	Plan Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FY ($) (3)
Richard H. Veldran	Key Employees' Non-Qualified Deferred Compensation Plan	0	0	41,839	0	739,784

(1)
Amounts in the Salary and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table above are not reduced by any deferrals our named executive officers have made under The Dun & Bradstreet Corporation Key Employees' Nonqualified Deferred Compensation Plan, or NQDCP.

(2)
These amounts are not disclosed in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table since no named executive officer received above-market or preferential earnings on their account balances under the NQDCP.

(3)
These amounts are disclosed in the Summary Compensation Table in prior years in the same manner as described in footnotes one and two above.

        Key Employees' Nonqualified Deferred Compensation Plan. The NQDCP, which was amended effective January 1, 2017 to suspend all deferrals of compensation earned after 2016, is a voluntary, unfunded plan which allowed participants to defer, in 5% increments, up to 75% of their base salary and 100% of their annual cash incentive payments. Deferrals of amounts earned prior to January 1, 2017 remain under the NQDCP and participants can elect to make deemed investments of these prior deferrals in the same investment funds that are offered in our 401(k) Plan, including the Dun & Bradstreet Common Stock Fund. Participants can also elect to transfer these prior balances among other funds on a daily basis subject to our Inside Information and Securities Trading Policy. All prior amounts deferred by our named executive officers have been reported in the Nonqualified Deferred Compensation Table in our previously filed proxy statements in the year earned, provided the individual was a named executive officer for that year for purposes of the SEC's executive compensation disclosure.

        The automatic time and form of payment of prior deferrals under the NQDCP is a lump sum upon employment termination (subject to the six-month delay following termination required by Internal Revenue Code Section 409A if the participant is a "specified employee" for purposes of Internal Revenue Code Section 409A). However, at the time the participant made a deferral election, the participant may have elected to receive payment at the earlier of a specified time period following deferral (the deferral must be for a minimum of three years) or upon termination of employment and to receive any distribution made upon termination in the form of five annual installments or ten annual installments instead of a lump sum. A participant may change the time and form of payment applicable to his NQDCP benefits in accordance with the rules of Internal Revenue Code Section 409A. In addition, lump sum payments are made in the event of a participant's death, disability, or upon a change in control (within the meaning of Internal Revenue Code Section 409A) of Dun & Bradstreet.

        The deemed investment earnings received by participants under the NQDCP in 2016 are based on the performance of the investment funds designated by participants for the deemed investment of their NQDCP accounts. The 2016 annual returns for the available investment funds are noted in the following table:

Investment Fund Option	2016 Annual Return
Balanced Index	8.41%
BlackRock Small Cap Growth	13.45%
D&B Stock Fund	18.33%
Fidelity Blue Chip Growth	1.71%
Fidelity Diversified International	–3.60%
Fidelity Low Priced Stock	8.88%
JP Morgan Equity Income*	15.17%
Northern Small Cap Value	27.87%
PIMCO Total Return	2.60%
Stable Value Fund	2.02%
Vanguard Developed Markets Index	2.46%
Vanguard Extended Market Index	16.15%
Vanguard Institutional Index	11.95%
Vanguard Target Retirement 2020	7.02%
Vanguard Target Retirement 2025	7.51%
Vanguard Target Retirement 2030	7.93%
Vanguard Target Retirement 2035	8.37%
Vanguard Target Retirement 2040	8.79%
Vanguard Target Retirement 2045	8.91%
Vanguard Target Retirement 2050	8.95%
Vanguard Target Retirement 2055	8.97%
Vanguard Target Retirement Income	5.25%
Vanguard Total Bond Market Index*	2.61%
Victory Munder Mid Cap Core Growth	7.37%
Wells Fargo Advantage Special Mid Cap Value	21.68%

*
These funds were added on November 28, 2016

OVERVIEW OF CHANGE IN CONTROL, SEVERANCE AND OTHER ARRANGEMENTS

Change in Control

        We provide change in control benefits for our named executive officers through our Change in Control Plan (CICP). During 2016, all of our named executive officers were participants in the CICP. A summary of benefits under the CICP is as follows:

Benefit Category	CICP
Benefits Subject to "Single Trigger" (CIC) or "Double Trigger" (CIC Plus Qualifying Termination within 24 Months)	Double trigger: • Cash benefits • Equity granted on or after January 1, 2013 Single trigger: • Equity granted on or before December 31, 2012

Cash Severance as Multiple of Base Salary Plus Target Cash Incentive	2 times

Settlement of Outstanding Performance-based Cash Incentives	Pro rata target award

Health and Life Insurance Continuation	2 years

Outplacement Services Reimbursement	Lesser of 15% of target total cash or $50,000

Excise Tax Treatment	No benefit, executive's benefits may be voluntarily reduced if such reduction provides a better after-tax benefit

        Stock Incentive Plan. For grants made on or before December 31, 2012 under our 2009 Stock Incentive Plan, in the event of a change in control and unless otherwise specified in an award agreement, unvested options become immediately vested and exercisable, restrictions on restricted stock and RSUs immediately lapse and other equity awards become payable as if targets for the current period were met at 100%. For grants made on or after January 1, 2013, equity awards require both a change in control and qualified termination within 24 months of the change in control, or a "double trigger," before vesting.

Severance Arrangements

        Career Transition Plan. Each of our named executive officers is eligible for severance benefits under our Career Transition Plan, or CTP. This plan also applies to all employees of the Company.

        The CTP provides for the payment of benefits if an eligible executive's employment terminates by reason of a reduction in force, job elimination, unsatisfactory performance (not constituting cause, as defined in the CTP) or a resignation for good reason (as defined in the CTP). The CTP does not apply to terminations of employment that are:

  •
  Unilateral by the executive;

  •
  For cause (as defined in the CTP); or

  •
  In connection with the sale of stock or assets of the Company, or the result of the elimination or reduction of operations in connection with outsourcing or a merger (or other combination, spin-off, reorganization or other similar transaction), where an offer of employment at a comparable base salary made by the surviving or acquiring entity or by Dun & Bradstreet or one of its affiliates was declined.

        In the event of an eligible termination, we will pay the executive 52 weeks of base salary continuation at the rate in effect at the time of termination. We will reduce this amount of severance by one-half if the Company terminates the executive for unsatisfactory performance not constituting cause. We will make severance payments in semi-monthly installments—the same as the executive's normal salary payment schedule had employment not terminated.

        In addition, the executive will receive continued health-care benefits during the applicable salary continuation period as well as outplacement services.

        Except in the case of a termination by Dun & Bradstreet for unsatisfactory performance or cause, the executive will also receive a prorated portion of the actual cash incentive for the year of termination, otherwise payable to the executive under the annual cash incentive plan. To be eligible, the executive must be employed for at least six full months during the calendar year of termination.

        During 2016, the Plan Benefits Committee approved the following change to the CTP, applicable to all employees, to ensure better alignment with market practice and the Company's values:

  •
  For employees hired after May 9, 2016, the eligibility requirement for severance benefits was changed to require at least six months of continuous service unless the job elimination was the result of a reduction in force or restructuring.

Potential Post-Employment Compensation Table

        The table below aggregates the potential post-employment compensation that is or may become payable to each of our named executive officers pursuant to the plans and arrangements described above upon an actual or constructive termination of any of our named executive officer's employment or a change in control of Dun & Bradstreet. We calculated the information in the table below based on plan provisions using the following assumptions and the triggering events as defined in the applicable plans and agreements. The amounts shown represent estimates for each component based on these assumptions and do not reflect any actual payments received by our named executive officers. The components that may be applicable in calculating the post-employment compensation amount include:

  •
  Payments related to base salary and target cash incentive;

  •
  Payments related to outstanding RSUs, LRSUs, and performance units;

  •
  Payments related to retirement benefits such as the ERP and PBEP, where applicable;

  •
  Value of health and life insurance benefits; and

  •
  Value of other benefits, such as outplacement services.

        In the table below, we totaled the applicable compensation and benefit components for each termination scenario. This total represents the estimated value of the potential post-employment compensation. The percentage below each termination scenario total indicates how much each of our named executive officers already earned of the estimated value irrespective of the particular triggering event (i.e., the value each of our named executive officers has already earned and would be entitled to in the event of a termination). The remainder is the incremental value payable to the executive as a result of the specific triggering event. For example, the total value of Mr. Veldran's potential post-employment compensation in the event of a termination due to disability is $10,046,840, and approximately 43% of that total, or $4,272,154, has already been earned irrespective of the particular triggering event (e.g., part of the value of defined benefit plans) and the approximately 57% remaining, or $5,774,685, is the value due exclusively to the triggering event.

        In addition, we have indicated the total value of compensation forfeited as a result of the triggering event. For example, Mr. Veldran would forfeit $2,828,212 in the event of a voluntary termination, which consists of forfeited RSUs, LRSUs and performance units.

	Termination Scenario
Executive Compensation or Benefit Component	If Voluntary Termination ($)	If Termination is Due to Death ($)	If Termination is Due to Disability ($)	If Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	If Involuntary Termination for Cause ($)	If Change in Control Termination Occurs Under the CICP ($)
Robert P. Carrigan
Severance
Base Salary	0	0	0	850,000	0	1,700,000
Target Cash Incentive	0	0	0	0	0	2,210,000
Pro Rata Target Cash Incentive	1,105,000	1,105,000	1,105,000	1,105,000	0	1,105,000
Outstanding Equity & Long-term Incentives
Unvested Equity	0	11,903,433	11,903,433	0	0	11,903,433
Vested Equity	0	0	0	0	0	0
Pension Plan Payments
Pension Benefit Equalization Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
Executive Retirement Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
401(k) Plan	25,609	25,609	25,609	25,609	25,609	25,609
Health and Welfare Benefits Continuation	N/A	N/A	N/A	15,684	N/A	31,490
Outplacement Services	N/A	N/A	N/A	N/A	N/A	50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	N/A	N/A	N/A

Total Compensation Upon Termination	1,130,609	13,034,042	13,034,042	1,996,293	25,609	17,025,532
% Already Earned	100%	9%	9%	57%	N/A	7%
Forfeitures	11,903,433	0	0	11,903,433	11,903,433	0

Richard H. Veldran
Severance
Base Salary	0	0	0	535,000	0	1,070,000
Target Cash Incentive	0	0	0	0	0	963,000
Pro Rata Target Cash Incentive	481,500	481,500	481,500	481,500	0	481,500
Outstanding Equity & Long-term Incentives
Unvested Equity	0	2,828,212	2,828,212	0	0	2,828,212
Vested Equity	0	0	0	0	0	0
Pension Plan Payments
Pension Benefit Equalization Plan	19,237	19,237	18,085	19,237	19,237	26,783
Executive Retirement Plan	3,588,852	1,698,464	6,535,326	3,588,852	0	6,492,199
401(k) Plan	183,717	183,717	183,717	183,717	183,717	183,717
Health and Welfare Benefits Continuation	N/A	N/A	N/A	15,684	N/A	31,490
Outplacement Services	N/A	N/A	N/A	N/A	N/A	50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	N/A	N/A	N/A

Total Compensation Upon Termination	4,273,306	5,211,130	10,046,840	4,823,990	202,954	12,126,901
% Already Earned	100%	46%	43%	89%	100%	35%
Forfeitures	2,828,212	0	0	2,828,212	6,417,064	0

	Termination Scenario
Executive Compensation or Benefit Component	If Voluntary Termination ($)	If Termination is Due to Death ($)	If Termination is Due to Disability ($)	If Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	If Involuntary Termination for Cause ($)	If Change in Control Termination Occurs Under the CICP ($)
Joshua L. Peirez
Severance
Base Salary	0	0	0	650,000	0	1,300,000
Target Cash Incentive	0	0	0	0	0	1,495,000
Pro Rata Target Cash Incentive	747,500	747,500	747,500	747,500	0	747,500
Outstanding Equity & Long-term Incentives
Unvested Equity	0	4,589,536	4,589,536	0	0	4,589,536
Vested Equity	0	0	0	0	0	0
Pension Plan Payments
Pension Benefit Equalization Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
Executive Retirement Plan	2,403,521	1,124,910	9,072,031	2,403,521	0	4,803,364
401(k) Plan	92,593	92,593	92,593	92,593	92,593	92,593
Health and Welfare Benefits Continuation	N/A	N/A	N/A	15,684	N/A	31,490
Outplacement Services	N/A	N/A	N/A	N/A	N/A	50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	N/A	N/A	N/A

Total Compensation Upon Termination	3,243,614	6,554,539	14,501,660	3,909,298	92,593	13,109,483
% Already Earned	100%	30%	22%	83%	100%	25%
Forfeitures	4,589,536	0	0	4,589,536	6,993,057	0

Curtis D. Brown
Severance
Base Salary	0	0	0	570,000	0	1,140,000
Target Cash Incentive	0	0	0	0	0	1,026,000
Pro Rata Target Cash Incentive	513,000	513,000	513,000	513,000	0	513,000
Outstanding Equity & Long-term Incentives
Unvested Equity	0	2,891,541	2,891,541	0	0	2,891,541
Vested Equity	0	0	0	0	0	0
Pension Plan Payments
Pension Benefit Equalization Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
Executive Retirement Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
401(k) Plan	Not Vested	11,129	11,129	Not Vested	Not Vested	11,129
Health and Welfare Benefits Continuation	N/A	N/A	N/A	15,684	N/A	31,490
Outplacement Services	N/A	N/A	N/A	N/A	N/A	50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	N/A	N/A	N/A

Total Compensation Upon Termination	513,000	3,415,670	3,415,670	1,098,684	0	5,663,160
% Already Earned	100%	15%	15%	47%	N/A	9%
Forfeitures	2,891,541	0	0	2,891,541	2,891,541	0

	Termination Scenario
Executive Compensation or Benefit Component	If Voluntary Termination ($)	If Termination is Due to Death ($)	If Termination is Due to Disability ($)	If Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	If Involuntary Termination for Cause ($)	If Change in Control Termination Occurs Under the CICP ($)
Roslynn Williams
Severance
Base Salary	0	0	0	400,000	0	800,000
Target Cash Incentive	0	0	0	0	0	600,000
Pro Rata Target Cash Incentive	300,000	300,000	300,000	300,000	0	300,000
Outstanding Equity & Long-term Incentives
Unvested Equity	0	704,020	704,020	0	0	704,020
Vested Equity	0	0	0	0	0	0
Pension Plan Payments
Pension Benefit Equalization Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
Executive Retirement Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
401(k) Plan	Not Vested	18,848	18,848	Not Vested	Not Vested	18,848
Health and Welfare Benefits Continuation	N/A	N/A	N/A	15,852	N/A	31,826
Outplacement Services	N/A	N/A	N/A	N/A	N/A	50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	N/A	N/A	N/A

Total Compensation Upon Termination	300,000	1,022,868	1,022,868	715,852	0	2,504,694
% Already Earned	100%	29%	29%	42%	N/A	12%
Forfeitures	704,020	0	0	704,020	704,020	0

        In calculating the amounts set forth in the above table, we have made the following assumptions:

1.
Date and Stock Price. The date of the triggering event was December 31, 2016, and the stock price as of the triggering event was $121.32, the closing price of our common stock on December 30, 2016.

2.
Severance. For our named executive officers, we assumed the following severance benefits are payable:

a.
Involuntary termination without cause: Our named executive officers are entitled to 52 weeks of severance. If the termination is for unsatisfactory performance, our named executive officers would be entitled to one-half of the benefits cited. The calculation in the above table reflects the full benefit entitlement.

b.
Involuntary termination for cause: No benefit provided.

c.
Change in control termination: Our named executive officers are entitled to two times the sum of annual base salary and target annual cash incentive if they experience a qualifying termination in connection with a change in control.

3.
Target Annual Cash Incentive. Consistent with the applicable plans and agreements, such as the CEIP, CTP and the Company's CICP benefits:

a.
No benefit is provided for a voluntary termination prior to the end of the performance period or an involuntary termination for cause.

  b.
  For a voluntary termination for good reason or at the conclusion of the performance period, our named executive officers are provided their annual cash incentive based on actual performance.

  c.
  In the event of a termination due to retirement, death or disability, our named executive officers are provided with their annual cash incentive prorated for the period served based on actual performance.

  d.
  In the event of an involuntary termination without cause, our named executive officers are provided with their annual cash incentive prorated for the period served based on actual performance per the CTP.

  e.
  In the event of a termination of employment in connection with a change in control, our named executive officers are provided with one times their target annual cash incentive prorated for the period served.

  f.
  The assumption for the period served in all of the above is twelve months through December 31, 2016 and the performance factor assumption is 100%.

4.
Treatment of Outstanding Equity

a.
Unvested stock options, RSUs, LRSUs and performance units are forfeited in the event of either a voluntary or involuntary termination, unless (i) a named executive officer is eligible for "Retirement" as defined in the 2000 Stock Incentive Plan or 2009 Stock Incentive Plan (age 55 with five years of service), as applicable, and (ii) the unvested equity was granted twelve months or more before termination, in which case (a) unvested stock options will continue to vest and unexercised vested stock options may be exercised during the lesser of the remaining term of the options or five years after the date of termination, (b) any unvested RSUs become fully vested as of the termination date, and (c) a pro rata portion of the actual number of LRSUs and performance units vest based on attainment of the performance parameters for each performance period.

b.
In the event of a termination due to death or disability, for grants made in 2014 or earlier, unvested stock options, RSUs, LRSUs and performance units vest immediately (provided such grants were made twelve months or more prior to a termination) or are forfeited (provided such grants were made less than twelve months prior to termination). For grants made in 2015 and after, unvested RSUs, LRSUs and performance units vest immediately in the event of a termination due to death or disability.

c.
In the event of a change in control of Dun & Bradstreet, (i) for equity awards made on or before December 31, 2012, all unvested equity vests immediately, and (ii) for equity awards made on or after January 1, 2013, all unvested equity requires both a change in control and a qualified termination event to vest.

5.
Factors Influencing Potential Post-employment Pension Benefit Payments. The pension benefit payments described below are applicable to our named executive officers based on eligibility for the Retirement Account, PBEP and/or ERP as noted in the Pension Benefit Table. Messrs. Peirez and Veldran are the only named executive officers eligible for pension benefits under any of these plans since the plans were closed to new participants before the other named executive officers joined the Company.

a.
Voluntary termination: A termination date of December 31, 2016 is assumed and all payments, except for a Retirement Account lump-sum payment, will be made or begin at age 55.

b.
Termination due to disability: Assumption is made that our named executive officers would remain disabled until age 65. The value of the ERP is increased to reflect the additional years of benefit accrual up to age 65. The ERP also has a disability benefit that pays an annuity equal to 60% of pre-disability income, less any disability plan benefit, for each year up through age 65.

c.
Termination due to death: Assumption is made that the age of payout reflects the age of the named executive officer's beneficiary, assuming that the payments would commence to the beneficiary when our named executive officer would have attained age 55. The value of the ERP is the lump-sum present value payable to the beneficiary at the assumed age.

d.
Involuntary termination without cause or resignation for good reason: Payments under the Retirement Account, PBEP and ERP are the same as under voluntary termination.

e.
Involuntary termination for cause: Payments under the Retirement Account and PBEP are the same as under voluntary termination. Under the terms of the ERP, no benefit would be due.

f.
Change in control termination: Under the PBEP and ERP, the calculation of the lump-sum payment is based on the interest rate used by the Pension Benefit Guaranty Corporation for determining the value of immediate annuities as of January 1 of the year of the change in control. In addition, all benefits are paid as a lump sum and are made as soon as possible after the change in control, versus age 55 in the other triggering events.

6.
Deferred Compensation. All of the triggering events include Dun & Bradstreet's contributions plus any earnings in the qualified defined contribution plan (i.e., our 401(k) Plan).

7.
Clawback Policy. All of the events set forth in the above tables assume that The Dun & Bradstreet Corporation Incentive Compensation Recoupment Policy, as described above, is not triggered.

GENERAL INFORMATION ABOUT THE MEETING

Annual Meeting Admission

        To attend the Annual Meeting, you will need an admission ticket or other evidence of stock ownership as of the record date, which is March 15, 2017. If you are a registered shareholder, please bring your admission ticket attached to the proxy card or other evidence of stock ownership as of the record date. If you are a beneficial holder (your shares are held in the name of a bank, broker or other holder of record (in "street name")), please bring your Notice of Internet Availability of Proxy Materials (Notice) or other evidence of stock ownership as of the record date. Beneficial holders may also obtain an admission ticket in advance of the meeting by sending a written request, along with evidence of stock ownership as of the record date, such as a bank or brokerage account statement, to our Corporate Secretary at our principal executive offices, located at 103 JFK Parkway, Short Hills, New Jersey 07078-2708. Please make such requests at least two weeks in advance of the Annual Meeting so that we may be able to accommodate your request.

Who Can Vote

        Only shareholders of record at the close of business on March 15, 2017 are eligible to vote at the meeting. As of the close of business on that date, there were 36,897,398 shares of our common stock outstanding.

How to Vote

        Specific voting instructions are set forth below and can also be found on the Notice and on the proxy card. If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

        A proxy card that is signed and returned by a shareholder of record without specifications marked in the instruction boxes will be voted in accordance with the recommendations of the Board, as outlined in this proxy statement. If any other proposals are properly brought before the meeting and submitted to a vote, all proxies will be voted on those other proposals in accordance with the judgment of the persons voting the proxies.

Registered Shareholders

        Vote by Telephone. Registered shareholders can vote by calling toll-free at 800-690-6903. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Telephone company usage charges may apply, which must be borne by the shareholder.

        Vote on the Internet. Registered shareholders can vote on the Internet at the website www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. Internet service provider usage charges may apply, which must be borne by the shareholder.

        Vote by Mail. Registered shareholders can vote by mail by simply indicating your response on your proxy card, dating and signing it, and returning your proxy card in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to The Dun & Bradstreet Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

Beneficial Holders

        If your shares are held in street name, the Notice mailed to you from the organization that is the record owner of your shares contains instructions on how to vote your shares. Beneficial holders that received a printed copy of the proxy materials may complete and mail the proxy card or may vote by telephone or over the Internet as instructed in the proxy card by the organization that is the record owner of your shares. For a beneficial holder to vote in person at the Annual Meeting, you must obtain a legal proxy from the record owner.

Revocation of Proxies

        A shareholder of record may revoke a proxy at any time before the vote is taken at the Annual Meeting by sending written notice of the revocation to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708, by submitting another proxy that is properly signed and bears a later date, or by voting in person at the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with their instructions.

Voting Shares in the Dun & Bradstreet Plans

        If you are a current or former Dun & Bradstreet employee who currently holds Dun & Bradstreet shares in your name in the Dun & Bradstreet Common Stock Fund of The Dun & Bradstreet Corporation 401(k) Plan, referred to as the 401(k) Plan, or a current or former Moody's Corporation employee who holds Dun & Bradstreet shares in your name in the Moody's Corporation Profit Participation Plan (currently sponsored by Moody's Corporation), referred to as the PPP, you are entitled to give voting instructions for the shares held in your account. If you receive a printed copy of the proxy materials by mail, you will receive only one proxy card for all of the Dun & Bradstreet shares you hold in the 401(k) Plan and PPP. Your proxy card will serve as a voting instruction card for the plans' trustees. However, most active Dun & Bradstreet employees who have shares in the 401(k) Plan will receive an e-mail containing instructions on how to access our proxy materials and how to vote such shares on the Internet.

        If you do not vote your shares or specify your voting instructions on your proxy card, the applicable plan's trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants of the 401(k) Plan and PPP, except as otherwise required by law. To allow sufficient time for voting by the trustee of each plan, your voting instructions must be received by the applicable trustee by May 8, 2017.

        If you are a current or former Dun & Bradstreet employee who currently holds Dun & Bradstreet shares in the Dun & Bradstreet Employee Stock Purchase Plan, or ESPP, you are considered a beneficial holder as described above and should follow the voting instructions provided in the Notice sent to you by the ESPP plan administrator.

List of Shareholders

        The names of registered shareholders of record entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, for ten days prior to the meeting, at the office of our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

Eliminating Duplicative Proxy Materials

        Shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy statement and Annual Report, unless one or more of the shareholders at that address notifies us that they wish to continue receiving individual copies. We believe this procedure (called "householding") provides greater convenience to our shareholders, saves money by reducing our printing and mailing costs, and reduces the environmental impact of our Annual Meeting.

        If you would like to participate in this program, or alternatively, if you currently receive a single copy of our proxy statement and Annual Report per household and wish to receive separate copies, please contact Broadridge Financial Solutions by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Proxy Solicitation

        Our directors, officers and employees may solicit proxies on our behalf by communicating with shareholders personally or by telephone, facsimile, e-mail, mail or other forms of social media. We have also retained the firm of Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee estimated at $10,500 plus expenses. We will pay all expenses related to such solicitations of proxies. Dun & Bradstreet and Morrow Sodali LLC will request banks and brokers to solicit proxies from their customers, where appropriate, and we will reimburse them for reasonable out-of-pocket expenses.

Quorum and Voting Requirements

        Our by-laws provide that a majority of the shares issued, outstanding and entitled to vote, whether present in person or represented by proxy, constitutes a quorum at meetings of shareholders. Abstentions and broker non-votes are counted for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power for that particular matter. Brokers are permitted by the NYSE to vote shares without instructions from beneficial owners on routine matters, which includes only Proposal No. 2 (ratification of the appointment of our independent registered public accounting firm for 2017), as discussed below.

        This means that for all proposals except Proposal No. 2, brokers may not vote your shares in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

        Election of directors (Proposal No. 1) shall be determined by a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. For purposes of this proposal, a majority of the voting power present means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. As a result, shares present in person or by proxy at the meeting for which the shareholder has abstained from voting for a nominee, and shares not voted for a nominee as a result of broker non-votes, will not be counted as voting for or against that nominee's achievement of a majority. If a current director is not re-elected, the director shall offer to tender his or her resignation to the Board. The N&GC will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the N&GC's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board's decision.

        Proposal Nos. 2 and 3 shall each be determined by the affirmative vote of the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the applicable matter. As a result, shares present in person or by proxy at the meeting for which the shareholder has abstained from voting with respect to any such matter will effectively count as votes against such matter. Broker non-votes with respect to any matter will not count as present and entitled to vote on such matter.

        With respect to the advisory vote on the frequency of Say on Pay voting (Proposal No. 4), the alternative receiving the greatest number of votes — every year, every two years or every three years — will be considered the frequency recommended by shareholders. As a result, shares present in person at the meeting that are not voted, shares present by proxy for which the shareholder has abstained from voting and broker non-votes, if any, will have no effect on the outcome of this matter.

Shareholder Account Maintenance

        Our transfer agent is Computershare Shareowner Services LLC. All communications concerning accounts of registered shareholders, including address changes, name changes, inquiries as to requirements to transfer shares of our common stock and similar issues, can be handled by contacting Computershare using one of the following methods:

  •
  toll-free at 866-283-6792 for U.S. and Canada holders (International holders dial 201-680-6578; hearing-impaired holders dial 800-231-5469);

  •
  at the following website www.computershare.com/investor; or

  •
  by writing to Computershare Shareowner Services LLC, P.O. Box 30170, College Station, Texas 77842-3170.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and certain of our officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are required by SEC regulation to furnish Dun & Bradstreet with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Dun & Bradstreet, we believe that during 2016 our insiders complied with all applicable Section 16(a) filing requirements.

OTHER MATTERS

        We know of no matters, other than those referred to herein, which will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the form of proxy will vote the proxies in accordance with their best judgment.

INFORMATION CONTAINED IN THIS PROXY STATEMENT

        The information under the "Report of the Audit Committee" and "Report of the Compensation & Benefits Committee" sections of this proxy statement does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Dun & Bradstreet filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these reports by reference therein.

        The information on our website (www.dnb.com) is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

        Shareholder proposals intended to be included in our proxy statement for the Annual Meeting of Shareholders in 2018 must be received by our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708 no later than November 28, 2017. We will consider written proposals received by that date in accordance with regulations governing the solicitation of proxies. In addition, under the proxy access provision of our by-laws, shareholders who meet the requirements set forth in this provision may under certain circumstances include a specified number of director candidates in our proxy statement. Shareholders desiring to utilize this process for the 2018 Annual Meeting of Shareholders must give written notice to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708 no earlier than October 29, 2017 and no later than November 28, 2017. The specific requirements for such written notice may be found in our by-laws.

        Shareholder proposals for the 2018 Annual Meeting of Shareholders that are not intended to be included in our proxy statement must be received by our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708 no earlier than January 10, 2018 and no later than February 9, 2018. For a shareholder seeking to nominate a candidate for our Board other than pursuant to the proxy access provision in our by-laws, the notice must describe various matters regarding the nominee, including, among other things, name, age and business address of the nominee, certain monetary arrangements between the nominee and the nominating shareholder, and the nominee's written consent to being named in the proxy statement and to serving as a director if elected, and other specified matters. For a shareholder seeking to bring other business before a shareholder meeting, the written notice must include, among other things, a description of the proposed business, the text of the proposal, the reasons for conducting such business at the meeting, any material interest in such business of the proposing shareholder, and other specified matters. In each case, the notice must also include information regarding the proposing shareholder, including the name and address of such shareholder and class and number of shares owned by such shareholder. The specific requirements that are summarized in this paragraph may be found in our by-laws.

        Any shareholders desiring a copy of our by-laws will be furnished one without charge upon written request to our Corporate Secretary at the above address or they may obtain a copy from the Corporate Governance information in the Investor Relations section of our website (http://investor.dnb.com). A copy of our current by-laws is also filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 23, 2017 and is available at the SEC website (www.sec.gov).

SCHEDULE I

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF GAAP REVENUE TO AS ADJUSTED AND ORGANIC REVENUE
AND
THE EFFECT OF FOREIGN EXCHANGE ON AS ADJUSTED AND ORGANIC REVENUE GROWTH

	For The Year Ended December 31,
			Growth Rate
($ in millions)	2016	2015
Revenue (GAAP)	$1,703.7	$1,637.1	4%
Add: Acquisition Related Deferred Revenue Fair Value Adjustment	3.1	19.9	N/M

As Adjusted Revenue	$1,706.8	$1,657.0	3%

Effect of Foreign Exchange			(1)%
As Adjusted Revenue Before the Effect of Foreign Exchange (1)			4%
Less:
Acquisitions	40.0	—	N/M
Net Divested	25.0	32.3	N/M

Organic Revenue Before the Effect of Foreign Exchange (1)	$1,641.8	$1,624.7	2%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of our use of non-GAAP metrics and why management believes these measures provide useful information to investors.

SCHEDULE II

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF GAAP OPERATING INCOME TO AS ADJUSTED OPERATING INCOME

	For The Year Ended December 31,
			Growth Rate
($ in millions)	2016	2015
Operating Income (GAAP)	$359.2	$337.0	7%
Impact of Adjustments to Reported Results:
Restructuring Charges	(22.1)	(32.3)
Legal and Other Professional Fees and Other Shut-Down Costs Associated with Matters in China	(2.0)	(1.6)
Accrual for Legal Matters	(26.0)	—
Acquisition/Divestiture Related Costs	(9.5)	(21.9)
Amortization of Acquisition Related Intangibles	(24.2)	(17.8)
Acquisition Related Deferred Revenue Fair Value Adjustment	(3.1)	(19.9)
Impaired Assets—Data Management and Back Office Infrastructure	—	(6.7)
Impaired Assets—Parsippany, N.J. Building	—	(0.1)
Impairment of Certain Intangible Assets in China	(2.4)	—

As Adjusted Operating Income (1)	$448.5	$437.3	3%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of our use of non-GAAP metrics and why management believes these measures provide useful information to investors.

SCHEDULE III

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE
ATTRIBUTABLE TO DUN & BRADSTREET COMMON SHAREHOLDERS TO
AS ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DUN & BRADSTREET
COMMON SHAREHOLDERS

	For The Year Ended December 31,
			Growth Rate
	2016	2015
Diluted EPS Attributable to Dun & Bradstreet Common Shareholders (GAAP)	$2.65	$4.64	(43)%
Impact of Adjustments to Reported Results:
Restructuring Charges	(0.39)	(0.57)
Legal and Other Professional Fees and Other Shut-Down Costs Associated with Matters in China	(0.04)	(0.02)
Accrual for Legal Matters	(0.61)	—
Acquisition/Divestiture Related Costs	(0.22)	(0.51)
Amortization of Acquisition Related Intangibles	(0.41)	(0.30)
Acquisition Related Deferred Revenue Fair Value Adjustment	(0.06)	(0.38)
Impaired Assets—Data Management and Back Office Infrastructure	—	(0.13)
Impairment of Certain Intangible Assets in China	(0.06)	—
Effect of Legacy and Other Tax Matters	0.04	0.21
Gain (Loss) on Investment	(0.18)	(0.02)
Gain (Loss) on Sale of Business	(2.66)	—
Tax Impact on Repatriation of Foreign Earnings	—	0.08
Discontinued Operations	(0.11)	(0.97)

As Adjusted Diluted EPS Attributable to Dun & Bradstreet Common Shareholders (1)	$7.35	$7.25	1%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of our use of non-GAAP metrics and why management believes these measures provide useful information to investors.

SCHEDULE IV

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	For The Year Ended December 31,
			Growth Rate
($ in millions)	2016	2015
Net Cash Provided By Operating Activities (GAAP)	$322.7	$336.8	(4)%
Less:
Capital Expenditures	14.4	12.8	(12)%
Additions to Computer Software & Other Intangibles	45.8	52.0	12%

Free Cash Flow (1)	$262.5	$272.0	(4)%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of our use of non-GAAP metrics and why management believes these measures provide useful information to investors.

YOU CAN VOTE BY INTERNET OR TELEPHONE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK It's fast, convenient, and your vote is immediately confirmed and tabulated. Most importantly, by using the Internet or telephone, you help D&B reduce postage and proxy tabulation costs. VOTE BY INTERNET - WWW.PROXYVOTE.COM Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY TELEPHONE - 1-800-690-6903 (U.S. and Canada) Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. VOTE BY MAIL Mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope, or retur n it to D&B, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THE DUN & BRADSTREET CORPORATION 103 JFK PARKWAY SHORT HILLS, NJ 07078 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E18281-P86553 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE DUN & BRADSTREET CORPORATION The Board of Directors recommends you vote FOR Proposals 1, 2 and 3. 1. Election of nine Directors For Against Abstain Nominees: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Robert P. Carrigan For Against Abstain ! ! ! ! 2 Years ! ! ! ! 3 Years ! ! ! ! Abstain 1h. Randall D. Mott 1b. Cindy Christy 1i.Judith A. Reinsdorf 1c. L. Gordon Crovitz 2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017. Advisory approval of the Company's executive compensation (Say on Pay). 1d. James N. Fernandez 1e. Paul R. Garcia 3. 1f. Anastassia Lauterbach The Board of Directors recommends you vote for one year: 1 Year ! ! ! ! 1g. Thomas J. Manning 4. Advisory vote on the frequency of Say on Pay voting. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

ADMISSION TICKET THE DUN & BRADSTREET CORPORATION Annual Meeting of Shareholders May 10, 2017 8:00 a.m. The Hilton Short Hills 41 JFK Parkway Short Hills, NJ 07078 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement/Form 10-K/Annual Report is available at www.proxyvote.com. E18282-P86553 THE DUN & BRADSTREET CORPORATION Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be held May 10, 2017 The undersigned hereby appoints Robert P. Carrigan, Richard H. Veldran and Christie A. Hill, or any of them, proxies with full power of substitution, to represent and vote all the shares of Common Stock of The Dun & Bradstreet Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 10, 2017, and at any adjournment thereof. The undersigned directs the named proxies to vote as directed on the reverse side of the card on the specified proposals and, in their discretion, on any other business which may properly come before said meeting. Shares credited to the undersigned in The Dun & Bradstreet Corporation 401(k) Plan and Moody's Corporation Profit Participation Plan will be voted by the Trustee in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote the shares in direct proportion to the shares for which it has received timely voting instructions under such Plans, as described in the Proxy Statement. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3, and for 1 Year on Proposal 4. V.1.1 Address Changes/Comments:

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 10, 2017. THE DUN & BRADSTREET CORPORATION You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of THE DUN & BRADSTREET CORPORATION 103 JFK PARKWAY SHORT HILLS, NJ 07078 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E18400-P86553 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 15, 2017 Date:May 10, 2017Time: 8:00 AM ET Location: The Hilton Short Hills 41 JFK Parkway Short Hills, NJ 07078

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E18401-P86553 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials AAvvaaiillaabbllee ttooVVIEIEWWoorrRREECCEEIVIVEE: : NOTICE AND PROXY STATEMENT/FORM 10-K/ANNUAL REPORT How to View Online: following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 26, 2017 to facilitate timely delivery.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3. 1. Election of nine Directors Nominees: 2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017. Advisory approval of the Company's executive compensation (Say on Pay). 1a. Robert P. Carrigan 3. 1b. Cindy Christy The Board of Directors recommends you vote for one year: 1c. L. Gordon Crovitz 1d. James N. Fernandez 4. Advisory vote on the frequency of Say on Pay voting. 1e. Paul R. Garcia NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. 1f. Anastassia Lauterbach 1g. Thomas J. Manning 1h. Randall D. Mott 1i. Judith A. Reinsdorf E18402-P86553 Voting Items

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